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                                                                     EXHIBIT 4.2


                           BAUSCH & LOMB INCORPORATED

                        --------------------------------

                          Fifth Supplemental Indenture

                           Dated as of August 4, 2003

                        --------------------------------


                                 Citibank, N.A.,
                                     Trustee


                 Floating Rate Convertible Senior Notes due 2023

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
ARTICLE 1      FLOATING RATE CONVERTIBLE SENIOR NOTES DUE 2023......................................1

         Section 1.01     Establishment.............................................................1
         Section 1.02     Definitions...............................................................2
         Section 1.03     Payment of Principal and Interest.........................................8
         Section 1.04     Denominations............................................................12
         Section 1.05     Global Securities........................................................12
         Section 1.06     Redemption at the Option of the Company..................................12
         Section 1.07     Purchase at the Option of the Holder Upon a Fundamental
                          Change...................................................................13
         Section 1.08     Purchase of Senior Convertible Notes at the Option of the
                          Holder...................................................................14
         Section 1.09     Further Conditions and Procedures for Purchase Upon a
                          Fundamental Change and Purchase at the Option of the Holder..............15
         Section 1.10     Conversion of Senior Convertible Notes...................................20
         Section 1.11     Additional Events of Default; Withholding Notice; Rescission.............30
         Section 1.12     Amendment; Supplement; and Waiver........................................31
         Section 1.13     Register of Securities; Paying Agent; Conversion Agent...................32
         Section 1.14     Calculations in Respect of the Senior Convertible Notes..................33
         Section 1.15     Tax Treatment............................................................33
         Section 1.16     Transfer and Exchange....................................................33


ARTICLE 2      MISCELLANEOUS PROVISIONS............................................................38

         Section 2.01     Recitals by the Company..................................................38
         Section 2.02     Ratification and Incorporation of Original Indenture.....................39
         Section 2.03     Executed in Counterparts.................................................39
         Section 2.04     Governing Law............................................................39

Exhibit A      Form of Floating Rate Convertible Senior Note
Exhibit B      Certificate of Authentication of Floating Rate Convertible Senior Note
Exhibit C      Projected Payment Schedule


(1) This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.

     THIS FIFTH SUPPLEMENTAL INDENTURE is made as of the 4th day of August 2003, by and between BAUSCH & LOMB INCORPORATED, a corporation duly organized and existing under the laws of the State of New York (herein referred to as the "Company", which term includes any successor Person under the Indenture hereinafter referred to) having its principal office at One Bausch & Lomb Place, Rochester, New York 14604 and CITIBANK, N.A., a national banking association duly organized and existing under the laws of the United States of America, as trustee (hereinafter referred to as the "Trustee", which term includes any successor trustee under the Indenture).

                              W I T N E S S E T H:

     WHEREAS, the Company and the Trustee have heretofore entered into an Indenture, dated as of September 1, 1991, as amended by Supplemental Indenture No. 1, dated May 13, 1998, Supplemental Indenture No. 2, dated July 29, 1998, Supplemental Indenture No. 3, dated November 21, 2002, and Supplemental Indenture No. 4 dated August 1, 2003 (the "Original Indenture"), with the Trustee;

     WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as may be amended and supplemented to the date hereof, including by this Fifth Supplemental Indenture, is herein called the "Indenture";

     WHEREAS, under the Indenture, a new series of Securities may at any time be established in accordance with the provisions of the Indenture and the terms of such series may be described by a supplemental indenture executed by the Company and the Trustee;

     WHEREAS, the Company hereby proposes to create under the Indenture a new series of Securities;

     WHEREAS, additional Securities of other series hereafter established, except as may be limited in the Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified; and

     WHEREAS, all conditions necessary to authorize the execution and delivery of this Fifth Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed.

     NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                 FLOATING RATE CONVERTIBLE SENIOR NOTES DUE 2023

     SECTION 1.01 ESTABLISHMENT. There is hereby established a new series of Securities to be issued under the Indenture, to be designated as the Company's Floating Rate Convertible Senior Notes due 2023 (the "Senior Convertible Notes").

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     There are to be authenticated and delivered $140,000,000 (or up to
$160,000,000 if and to the extent the Initial Purchasers exercise their option to purchase up to an additional $20,000,000) principal amount of the Senior Convertible Notes, and no further Senior Convertible Notes shall be authenticated and delivered except as provided by Section 304, 305, 306, 906 or 1106 of the Original Indenture, the last paragraph of Section 301 thereof,
Section 1.09(f) hereof and Section 1.10(c)(iv) hereof. The Senior Convertible Notes shall be issued in fully registered form without coupons.

     The Senior Convertible Notes shall be in substantially the form set out in Exhibit A hereto, and the form of the Trustee's Certificate of Authentication for the Senior Convertible Notes shall be in substantially the form set forth in Exhibit B hereto.

     Each Senior Convertible Note shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

     The Senior Convertible Notes issued on the date hereof will be: (i) offered and sold by the Company pursuant to the Purchase Agreement, and (ii) resold initially only to (A) QIBs in reliance on Rule 144A (such resold Senior Convertible Notes to be referred to herein as the "Rule 144A Securities"), and
(B) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S (such resold Senior Convertible Notes to be referred to herein as the "Regulation S Securities" and, together with the Rule 144A Securities, the "Transfer Restricted Securities"). Such Transfer Restricted Securities may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S.

     SECTION 1.02 DEFINITIONS. The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below for purposes of the Senior Convertible Notes. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

     "Accreted Principal Amount" has the meaning provided in Section 1.03(c).

     "Applicable Procedures" means, with respect to any transfer or transaction involving a Regulation S Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Global Security, to the extent applicable to such transaction and as in effect from time to time.

     "Business Day" means, with respect to any security (including the Senior Convertible Notes), any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York or a day on which the Corporate Trust Office of the Trustee is closed.

     "Calculation Agent" means Citibank, N.A. and any successor Calculation Agent hereunder.

     "Cash Settlement Averaging Period" means the 10 Trading Day period beginning on the Trading Day immediately following the final day of the Conversion Retraction Period.

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     "Cash Settlement Notice Period" means any time on or before the date which is two Business Days immediately following the Conversion Agent's receipt of a Holder's notice of conversion.

     "Change of Control" will be deemed to have occurred when:

          (i) any "person" or "group" within the meaning of Section 13(d) and 14(d) of the Exchange Act other than the Company, its subsidiaries or its or their employee benefit plans, is or becomes the direct or indirect ultimate "beneficial owner," as defined in Rule 13d-3 and 13d-5 under the Exchange Act, of the Company's common equity representing more than 50% of the combined voting power of the Company's then outstanding common equity entitled to vote generally in the election of directors;

          (ii) consummation of any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be reclassified into or exchanged into cash, securities or other property or any sale, assignment, conveyance, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its subsidiaries, taken as a whole, to any person other than the Company or one or more of its subsidiaries; provided, however, that a transaction where the Holders of the Company's common equity immediately prior to such transaction have directly or indirectly, more than 50% of the combined voting power of all classes of common equity then outstanding of the continuing or surviving corporation or transferee entitled to vote generally in the election of directors immediately after such event, in substantially the same respective proportions as immediately prior to such transaction, shall not be a Change of Control; or

          (iii) any time the Continuing Members of the Company's Board of Directors do not constitute a majority of the Company's Board of Directors (or any successor corporation thereto) where a Continuing Member is, as of any date of determination, any member of the Company's Board of Directors who: (i) was a member of the Board of Directors as of the date of this Fifth Supplemental Indenture, or (ii) was nominated for election or elected to the Board of Directors with the approval of a majority of the Continuing Members who were members of the Board of Directors at the time of such nomination or election.

     A Change of Control will not be deemed to have occurred in respect of clauses (i) and (ii) above, however, if either:

          (i) the Closing Sale Price of the Common Stock for any five Trading Days within the 10 consecutive Trading Days ending immediately after the later of the Change of Control or the public announcement of a Change of Control (in the case of a Change of Control under clauses (i) and (iii) above), equals or exceeds 110% of the accreted Conversion Price of the Senior Convertible Notes in effect on the date of the Change of Control or the public announcement thereof, or

          (ii) at least 90% of the consideration, excluding cash payments for fractional shares, in the transaction or transactions constituting the Change of Control consists of

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     shares of capital stock traded on the New York Stock Exchange or quoted on the Nasdaq National Market or which will be so traded or quoted when issued or exchanged in connection with a Change of Control (these securities being referred to as "publicly traded securities") and as a result of this transaction or transactions the Senior Convertible Notes become convertible into such publicly traded securities, excluding cash payments for fractional shares.

     For purposes of this Fifth Supplemental Indenture the term capital stock of any Person means any and all shares (including ordinary shares or American Depositary Shares), interests, participations, or other equivalents, however designated, of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.

     "Clearstream" means Clearstream Banking, societe anonyme, Luxembourg.

     "Closing Sale Price" of the Common Stock on any Trading Day means the last reported per share sale price (or if the last sale price is not reported, the average of the high and low sale prices) on such date as reported on the New York Stock Exchange or, if the Common Stock is not then listed on the New York Stock Exchange, such other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a U.S. national or regional securities exchange, as reported by the Nasdaq National Market. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange and not reported by the Nasdaq National Market on the relevant date, the "Closing Sale Price" will be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If the Common Stock is not so quoted, the "Closing Sale Price" will be the average of the mid-point of the last bid and asked prices for the Common Stock on the relevant date quoted by each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

     "Common Stock" means the common stock, $0.40 par value, of the Company.

     "Company Purchase Notice" has the meaning provided in Section 1.09(a) hereof.

     "Company Purchase Notice Date" has the meaning provided in Section 1.09(a) hereof.

     "Contingent Interest" has the meaning provided in Section 1.03(e).

     "Conversion Agent" means the Trustee or such other office or agency designated by the Company where Senior Convertible Notes may be presented for conversion.

     "Conversion Date" has the meaning provided in Section 1.10(c)(i) hereof.

     "Conversion Price" means $1,000 divided by the Conversion Rate, initially $16.2760 per share of Common Stock.

     "Conversion Rate" has the meaning provided in Section 1.10(b) hereof.

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     "Conversion Retraction Period" means the two Business Day period beginning on the Business Day immediately following the final day of the Cash Settlement Notice Period.

     "Current Market Price" per share of Common Stock on any day means the average of the daily Closing Sale Price per share for the ten consecutive Trading Days ending not later than the earlier of: the day in question (including upon the occurrence of a Fundamental Change), and the day before the "ex date" with respect to the distribution requiring such computation. As used herein, the term "ex date," when used with respect to any distribution, shall mean the first date on which the Common Stock trades regular way on the exchange or in the market in which the security trades without the right to receive such distribution.

     "Definitive Securities" has the meaning provided in Section 1.05(a).

     "Depository" means DTC, ClearStream or Euroclear, as applicable.

     "Determination Date" means the second London Business Day immediately preceding the applicable Interest Reset Date.

     "DTC" means The Depository Trust Company, a limited-purpose trust company organized under the New York Banking Law.

     "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

     "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

     "Expiration Time" has the meaning provided in Section 1.10(g)(vi) hereof.

     "Fundamental Change" will be deemed to have occurred at any time after the Original Issue Date upon a Change of Control or a Termination of Trading.

     "Fundamental Change Purchase Date" has the meaning provided in Section 1.07(a) hereof.

     "Fundamental Change Purchase Notice" has the meaning provided in Section 1.07(b)(i) hereof.

     "Fundamental Change Purchase Price" has the meaning provided in Section 1.07(a) hereof.

     "Initial Purchasers" means the several initial purchasers party to the Purchase Agreement.

     "Interest Payment Date" means each February 1 and August 1 of each year, commencing February 1, 2004.

     "interest period" means any six-month period from February 1 to July 31 and August 1 to January 31, as appropriate, commencing with the six-month period beginning August 1, 2003.

     "Interest Reset Date" has the meaning provided in Section 1.03(a).

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     "Liquidated Damages" has the meaning provided in paragraph 16 of the reverse of the form of Senior Convertible Notes.

     "LIBOR Business Day" means any day other than Saturday or Sunday or a day on which banking institutions or trust companies in the City of New York are required or authorized to close and that is also a London Business Day."

     "London Business Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London Interbank market.

     "Option Exercise Date" has the meaning provided in Section 1.03(h) hereof.

     "Original Issue Date" means August 4, 2003.

     "Original Principal Amount" shall mean $140,000,000 (or up to $160,000,000 if and to the extent the Initial Purchasers exercise their option to purchase up to an additional $20,000,000) principal amount of the Senior Convertible Notes.

     "Purchase Agreement" means the Purchase Agreement, dated July 29, 2003, among the Company and Citigroup Global Markets Inc., as the representatives of the Initial Purchasers.

     "Purchase Price" means an amount equal to the principal amount of the Senior Convertible Notes to be purchased plus any accrued and unpaid interest to but excluding the Repurchase Date.

     "Purchased Shares" has the meaning provided in Section 1.10(g)(vi).

     "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

     "Record Date" means, with respect to any dividend, distribution or other transaction or event in which the Holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

     "Redemption Date" has the meaning provided in Section 1.06(a) hereof.

     "Redemption Price" has the meaning provided in Section 1.06(a) hereof.

     "Registration Agreement" means the Registration Rights Agreement dated August 4, 2003, among the Company and the Initial Purchasers.

     "Regular Record Date" means, with respect to each Interest Payment Date, the close of business on January 15 and July 15 immediately preceding such Interest Payment Date (whether or not a Business Day).

     "Regulation S" means Regulation S under the Securities Act.

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     "Repurchase Date" has the meaning provided in Section 1.08(a) hereof.

     "Repurchase Notice" has the meaning provided in Section 1.08(b)(i) hereof.

     "Restated Principal Amount" has the meaning provided in Section 1.03(h) hereof.

     "Restricted Period" with respect to any securities means the period of one year beginning on and including the later of: (i) the day on which such securities are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, and (ii) the Original Issue Date with respect to such securities.

     "Restricted Securities Legend" means the legend set forth in Section 1.16(e)(i) herein.

     "Rule 144A" means Rule 144A under the Securities Act.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Senior Convertible Notes" has the meaning provided in Section 1.01 hereof.

     "Shelf Registration Statement has the meaning provided in paragraph 16 of the reverse of the Senior Convertible Notes.

     "Six Month LIBOR" has the meaning provided in Section 1.03(a) hereof.

     "Spin-off Market Price" per share of the capital stock of, or similar equity interest in, a subsidiary of the Company on any day means the average of the daily Closing Sale Price for the 10 consecutive Trading Days commencing on and including the fifth Trading Day after the "ex date" with respect to the issuance or distribution requiring such computation. As used herein, the term "ex date," when used with respect to any issuance or distribution, shall mean the first date on which such capital stock trades regular way on the exchange or in the market in which the security trades without the right to receive such issuance or distribution.

     "Stated Maturity" means August 1, 2023.

     "Tax Event" means that the Company shall have received an opinion from independent tax counsel experienced in such matters to the effect that as a result of: (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein; or (b) any amendment to, or change in, an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority, in each case which amendment or change is enacted, promulgated, issued or announced or which interpretation is issued or announced or which action is taken, on or after the date of this Fifth Supplemental Indenture, there is more than an insubstantial risk that accruals of Accreted Principal Amount payable on the Senior Convertible Notes either: (1) would not be deductible on a current accrual basis; or (2) would not be deductible under any other method, in either case in whole or in part, by the Company (by reason of deferral, disallowance, or otherwise) for U.S. federal income tax purposes.

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     If any legislative proposal were ever enacted and made applicable to the
Senior Convertible Notes in a manner that would limit the Company's ability to either: (1) deduct the interest, including the accruals of Accreted Principal Amount, payable on the Senior Convertible Notes on a current accrual basis; or
(2) deduct the interest, including the accruals of Accreted Principal Amount, payable on the notes under any other method for U.S. federal income tax purposes, such enactment would result in a Tax Event.

     "Tax Event Date" has the meaning provided in Section 1.03(h) hereof.

     "Termination of Trading" shall be deemed to have occurred if the Common Stock (or other capital stock into which the Senior Convertible Notes are then convertible) is neither listed for trading on the New York Stock Exchange nor approved for trading on the Nasdaq National Market.

     "Trading Day" means (a) if the applicable security is listed on the New York Stock Exchange or other U.S. national securities exchange or admitted for quotation on the Nasdaq National Market, a day on which the New York Stock Exchange or other U.S. national securities exchange or the Nasdaq National Market, as applicable, is open for trading, or (b) if the applicable security is not so listed, admitted for trading or quoted, any Business Day.

     "Trading Price" means, on any date, the average of the secondary market bid quotations for the Senior Convertible Notes obtained by the Trustee for $5,000,000 Original Principal Amount of Senior Convertible Notes at approximately 3:30 p.m., New York City time, on such date from three independent nationally recognized securities dealers selected by the Company; provided that if at least three such bids cannot reasonably be obtained by the Trustee, but two bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Trustee, one bid shall be used; and provided further that if the Trustee cannot reasonably obtain at least one bid for $5,000,000 Original Principal Amount of Senior Convertible Notes from a nationally recognized securities dealer or in the Company's reasonable judgment, the bid quotations are not indicative of the secondary market value of the Senior Convertible Notes, then the Trading Price per $1,000 Original Principal Amount of Senior Convertible Notes shall be deemed to be less than 97% of the product of: (a) the number of shares of Common Stock issuable upon conversion of $1,000 Original Principal Amount of Senior Convertible Notes and
(b) the Closing Sale Price on such date.

     "Trustee" has the meaning provided in the preamble hereof.

     "Yield Reset Date" means each February 1 and August 1 of each year, commencing August 1, 2010.

     SECTION 1.03 PAYMENT OF PRINCIPAL AND INTEREST. (a) The Accreted Principal Amount of the Senior Convertible Notes shall be due at Stated Maturity. The Senior Convertible Notes will bear cash interest on the Original Principal Amount at the annual rate of Six Month LIBOR plus 0.50% reset semi-annually on each Interest

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Payment Date (such day being an "Interest Reset Date"); provided that such rate will never be less than 0%, from the Original Issue Date, or from the most recent date to which interest has been paid or provided for, until August 1, 2010. During such period, the Company will pay cash interest semi-annually in arrears on each Interest Payment Date to Holders of record at the close of business on each Regular Record Date immediately preceding such Interest Payment Date. The interest rate in effect for the Senior Convertible Notes on any day will be (a) if that day is an Interest Reset Date, the interest determined as of the Determination Date immediately preceding such Interest Reset Date, or (b) if that day is not an Interest Reset Date, the interest rate determined as of the Determination Date immediately preceding the most recent Interest Reset Date. Each payment of cash interest on the Senior Convertible Notes will include interest (including Contingent Interest, if any) and Liquidated Damages, if any, accrued through the day immediately preceding the most recent Interest Payment Date (or the Repurchase Date, Redemption Date, Fundamental Change Purchase Date or, in certain circumstances, the Conversion Date, as the case may be). Any payment required to be made on any day that is not a Business Day will be made on the next succeeding Business Day.

     LIBOR will be determined by the Calculation Agent as of the applicable determination date in accordance with the following provisions ("Six-Month LIBOR"):

          (i) the rate for six-month deposits in US dollars commencing on the related Interest Reset Date, that appears on the Moneyline Telerate Page 3750 as of 11:00 A.M., London time, on the interest Determination Date; or

          (ii) if no rate appears on the particular interest Determination Date on the Moneyline Telerate Page 3750, the rate calculated by the Calculation Agent as the arithmetic mean of at least two offered quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks in the London interbank market to provide the Calculation Agent with its offered quotation for deposits in US dollars for the period of six months, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on that interest Determination Date and in a principal amount that is representative for a single transaction in US dollars in that market at that time; or

          (iii)      if fewer than two offered quotations referred to in clause
     (ii) are provided as requested, the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 A.M., New York time, on the particular interest Determination Date by three major banks in The City of New York selected by the Calculation Agent for loans in US dollars to leading European banks for a period of six months and in a principal amount that is representative for a single transaction in US dollars in that market at that time; or

          (iv) if the banks so selected by the Calculation Agent are not quoting as mentioned in clause (iii), six-month LIBOR determined on the preceding interest Determination Date.

          (v) "Moneyline Telerate Page 3750" means the display on Moneyline Telerate (or any successor service) on such page (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for US dollars.

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     (b) If the Stated Maturity date of the Senior Convertible Notes falls on a day that is not a LIBOR Business Day, the related payment of principal and interest will be made on the next LIBOR Business Day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such Stated Maturity date to the next LIBOR Business Day. If any Interest Reset Date or Interest Payment Date (other than at the date of Stated Maturity) would otherwise be a day that is not a LIBOR Business Day, that Interest Reset Date and Interest Payment Date will be postponed to the next date that is a LIBOR Business Day, except that if such LIBOR Business Day is in the next calendar month, such Interest Reset Date and Interest Payment Date (other than at the date of Stated Maturity) shall be the immediately preceding LIBOR Business Day.

     (c) Until August 1, 2010, the accreted principal amount (the "Accreted Principal Amount") of a Senior Convertible Note will be equal to the Original Principal Amount of $1,000. Beginning August 1, 2010, the Senior Convertible Note shall not bear interest, except as specified in this paragraph. From such date, the Original Principal Amount shall commence increasing daily by the annual rate of Six Month LIBOR plus 0.50% reset on each Interest Reset Date; provided that such rate will never be less than 0%, to produce the Accreted Principal Amount. The Accreted Principal Amount will compound semi-annually, not daily. On Stated Maturity, the Holder of this Senior Convertible Note will receive the fully Accreted Principal Amount of this Senior Convertible Note on such date, unless the Senior Convertible Note has been earlier redeemed, repurchased or converted. Unless cash interest is payable as provided in Section 1.03(a) or (h) hereof, the accrued yield shall be added to the Accreted Principal Amount per Senior Convertible Note as of the day preceding the most recent Yield Reset Date. The yield will be calculated using the actual number of days elapsed between the Yield Reset Dates divided by 360.

     (d) If the Accreted Principal Amount hereof or any portion of such Accreted Principal Amount is not paid when due (whether upon acceleration pursuant to Section 502 of the Original Indenture, upon the date set for payment of the Redemption Price, upon the date set for payment of the Purchase Price or Fundamental Change Purchase Price or upon the Stated Maturity of the Senior Convertible Notes) or if installments of cash interest due hereon as provided in
Section 1.03(a) or (h) are not paid when due in accordance with this Section, then in each such case, the overdue amount shall, to the extent permitted by law, bear interest at Six Month LIBOR plus 0.50% reset on each Interest Reset Date (provided that such rate will never be less than 0%) as such rate is in effect following the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand. The accrual of such interest on overdue amounts shall be in lieu of, and not in addition to, any subsequent increase in the Accreted Principal Amount.

     (e) The Company will pay contingent interest ("Contingent Interest") to the Holders of the Senior Convertible Notes in respect of any six-month interest period from February 1 to July 31 and from August 1 to January 31, commencing on or after August 1, 2010 for which the average Trading Price of a Senior Convertible Note for the applicable five Trading Day reference period equals or exceeds 120% of the sum of the Accreted Principal Amount and accrued interest, if any, for a Senior Convertible Note as of the day immediately preceding the first day of the applicable six-month interest period. The "five Trading Day reference period" means the five Trading Days ending on the third Trading Day immediately preceding the relevant Interest

Reset Date. For any six-month interest period in respect of which the Contingent Interest is payable, the Contingent Interest payable on each $1,000 principal amount of Notes shall be equal to 0.30% of the average Trading Price of a Senior Convertible Note for the applicable five Trading Day reference period. No Contingent Interest shall be payable on Senior Convertible Notes redeemed on August 1, 2010 (or, if August 1, 2010 is not a Business Day, on the next following Business Day).

     Upon determination that Holders will be entitled to receive Contingent Interest in respect of a six-month interest period, the Company shall notify the Holders. In connection with providing such notice, the Company will issue a press release containing information regarding the Contingent Interest determination or publish such information on the Company's then existing website or through such other public medium as the Company may use at that time.

     (f) Interest, including Contingent Interest, if any, on any Senior Convertible Note that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Senior Convertible Note is registered at the close of business on the Regular Record Date for such interest or Contingent Interest, if any, at the office or agency of the Company maintained for such purpose. Each installment of interest or Contingent Interest, if any, on any Senior Convertible Note shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States.

     (g) The amount of interest, including Contingent Interest, if any, payable for any period shall be computed on the basis of the actual number of days elapsed over a 360-day year. The amount of interest, including Contingent Interest, if any, payable for any partial period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in any partial month. In the event that any Interest Payment Date on a Senior Convertible Note is not a Business Day, then a payment of the interest, including Contingent Interest, if any, payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on the date of the payment was originally payable.

     (h) From and after the date (the "Tax Event Date") of the occurrence of a Tax Event after August 1, 2010, the Company shall have the option to elect by notice to the Trustee, in lieu of having Accreted Principal Amount increase, to have interest accrue and be paid in cash at the annual rate equal to Six Month LIBOR plus 0.50%, reset on each Interest Reset Date; provided that such rate shall never be less than 0%, on a Restated Principal Amount per $1,000 Original Principal Amount (the "Restated Principal Amount") equal to the accrued Accreted Principal Amount through the Tax Event Date or the date the Company exercises the option provided for in this section, whichever is later (the "Option Exercise Date"). Such interest shall be payable semi-annually on February 1 and August 1 of each year to Holders of record at the close of business on January 15 and July 15 immediately preceding such Interest Payment Date. Interest will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the Option Exercise Date. The Trustee shall notify Holders of Senior Convertible Notes within 15 days after the Option Exercise Date that the Company has exercised the option provided for in this Section.

     SECTION 1.04 DENOMINATIONS. The Senior Convertible Notes shall be issued in denominations of $1,000 and any integral multiple thereof.

     SECTION 1.05 GLOBAL SECURITIES. (a) The Senior Convertible Notes shall initially be issued in the form of one or more Global Securities registered in the name of the Depositary (which initially shall be The Depository Trust Company) or its nominee. Except under the limited circumstances described below, Senior Convertible Notes represented by such Global Security or Global Securities shall not be exchangeable for, and shall not otherwise be issuable as, Senior Convertible Notes in definitive form ("Definitive Securities"). The Global Securities described in this Article 1 may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

     (b) A Global Security shall be exchangeable for Senior Convertible Notes registered in the names of Persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security and no successor Depositary shall have been appointed by the Company within 90 days of receipt by the Company of such notification, or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act at a time when the Depositary is required to be so registered to act as such Depositary and no successor Depositary shall have been appointed by the Company within 90 days after it becomes aware of such cessation, or (ii) the Company in its sole discretion determines that such Global Security shall be so exchangeable. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Senior Convertible Notes registered in such names as the Depositary shall direct.

     (c) Transfers, exchanges and forms of the Senior Convertible Notes are further subject to the provisions of Section 1.16.

     SECTION 1.06 REDEMPTION AT THE OPTION OF THE COMPANY. (a) The Senior Convertible Notes are redeemable as a whole, or from time to time in part, on any date (a "Redemption Date") at the option of the Company at 100% of the Accreted Principal Amount of the Senior Convertible Notes, plus any accrued and unpaid interest and Liquidated Damages to the Redemption Date (the "Redemption Price"), provided that the Senior Convertible Notes are not redeemable prior to August 1, 2010. If this Senior Convertible Note has been converted to a semi-annual cash interest paying note following the occurrence of a Tax Event and an Option Exercise Date, the Redemption Price will be equal to the Restated Principal Amount plus accrued and unpaid interest (including Contingent Interest, if any) and Liquidated Damages, if any, from the date of such conversion to but not including the Redemption Date; but in no event will this Senior Convertible Note be redeemable before August 1, 2010.

     (b) The Company shall notify each Holder and the Trustee of the redemption pursuant to Section 1104 of the Original Indenture.

     (c) If any Senior Convertible Notes selected for partial redemption are thereafter surrendered for conversion in part before termination of the conversion right with respect to the portion of the Senior Convertible Notes so selected, the converted portion of such Senior Convertible Notes shall be deemed (so far as may be), solely for purposes of determining the aggregate principal amount of Senior Convertible Notes to be redeemed by the Company, to be the portion selected for redemption. Senior Convertible Notes which have been converted during a selection of Senior Convertible Notes to be redeemed may be treated by the Trustee as Outstanding for the purpose of such selection. Nothing in this Section 1.06(c) shall affect the right of any Holder to convert any Senior Convertible Notes before the termination of the conversion right with respect thereto. If the Company decides to redeem fewer than all of the outstanding Senior Convertible Notes then the Trustee will select the Senior Convertible Notes to be redeemed (in principal amount of $1,000 or integral multiples thereof) by lot, or on a pro rata basis or by another method the Trustee considers fair and appropriate.

     (d) In addition to those matters set forth in Section 1104 of the Indenture, a notice of redemption sent to the Holders of Senior Convertible Notes shall state:

          (i)        the name of the Paying Agent and Conversion Agent;

          (ii)       the then current Conversion Rate;

          (iii) that the Senior Convertible Notes called for redemption may be converted at any time prior to the close of business on the second Business Day immediately preceding the Redemption Date; and

          (iv) that Holders who wish to convert Senior Convertible Notes must comply with the procedures in Section 1.10 hereof and paragraph 7 of the reverse of the Senior Convertible Notes.

     (e) The Senior Convertible Notes shall not have a sinking fund.

     SECTION 1.07 PURCHASE AT THE OPTION OF THE HOLDER UPON A FUNDAMENTAL CHANGE. (a) Each Holder shall have the right, at such Holder's option, to require the Company to purchase any or all of such Holder's Senior Convertible Notes for cash in integral multiples of $1,000 Original Principal Amount held by such Holder by delivery to the Paying Agent (as hereinafter provided) of a Fundamental Change Purchase Notice no later than 60 Business Days after the occurrence of a Fundamental Change of the Company (a "Fundamental Change Purchase Date") for a Fundamental Change purchase price (the "Fundamental Change Purchase Price") equal to 100% of the Accreted Principal Amount of such Senior Convertible Notes plus accrued and unpaid interest, including Contingent Interest, if any, and Liquidated Damages, if any, to but not including the Fundamental Change Purchase Price Date, which Fundamental Change Purchase Price shall be paid in cash. No Senior Convertible Notes may be purchased at the option of the Holders due to a Fundamental Change if there has occurred and is continuing an Event of Default (other than an Event of Default that is cured by the payment of the Fundamental Change Purchase Price of such Senior Convertible Notes).

     (b) EXERCISE OF FUNDAMENTAL CHANGE OPTION. For a Senior Convertible Note to be so purchased at the option of the Holder pursuant to this Section 1.07, the Paying Agent must receive, no later than 60 Business Days after the occurrence of a Fundamental Change:

          (i) a written notice of purchase (a "Fundamental Change Purchase Notice") substantially in the form entitled "Form of Fundamental Change Purchase Notice" on the reverse of the Senior Convertible Note duly completed, on or before the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date, subject to extension to comply with applicable law. The Fundamental Change Purchase Notice shall state:

                     (1) if certificated, the certificate numbers of the Senior Convertible Notes which the Holder shall deliver to be purchased;

                     (2) the portion of the principal amount of the Senior Convertible Notes which the Holder shall deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and

                     (3) that such Senior Convertible Notes shall be purchased as of the Fundamental Change Purchase Date pursuant to the terms and conditions specified in the Senior Convertible Notes and in the Indenture;

          (ii) delivery or book-entry transfer of such Senior Convertible Notes prior to, on or after the Fundamental Change Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery or transfer being a condition to receipt by the Holder of the Fundamental Change Purchase Price therefor; provided, however, that such Fundamental Change Purchase Price shall be so paid pursuant to this Section
     1.07 only if the Senior Convertible Notes so delivered or transferred to the Paying Agent shall conform in all respects to the description thereof in the related Fundamental Change Purchase Notice.

     SECTION 1.08 PURCHASE OF SENIOR CONVERTIBLE NOTES AT THE OPTION OF THE HOLDER. (a) On each of August 1, 2010, August 1, 2013 and August 1, 2018 (each, a "Repurchase Date"), each Holder shall have the right, at such Holder's option, to require the Company to purchase any or all of such Holder's Senior Convertible Notes. The Company shall purchase such Senior Convertible Notes at a price equal to 100% of the Accreted Principal Amount of the Senior Convertible Notes to be purchased plus any accrued and unpaid interest, including Contingent Interest, if any, and Liquidated Damages, if any, on the principal amount to be purchased to but excluding the Repurchase Date.

     If prior to a Repurchase Date this Senior Convertible Note has been converted to a semi-annual coupon note following the occurrence of a Tax Event, the Purchase Price will be equal to the Restated Principal Amount plus accrued and unpaid cash interest, including Contingent Interest, if any, and Liquidated Damages, if any, from the date of conversion to the Repurchase Date but not including the Repurchase Date.

     (b) EXERCISE OF REPURCHASE OPTION. For a Senior Convertible Note to be so purchased at the option of the Holder, the Paying Agent must receive:

          (i) a written notice of purchase (a "Repurchase Notice") substantially in the form entitled "Form of Repurchase Notice" on the reverse of the Senior Convertible Note duly completed, at any time from the opening of business on the date that is 20 Business Days prior to a Repurchase Date until the close of business on the third Business Day prior to such Repurchase Date. The Repurchase Notice shall state:

                     (1) if certificated, the certificate numbers of the Senior Convertible Notes which the Holder shall deliver to be purchased;

                     (2) the portion of the principal amount of the Senior Convertible Notes which the Holder shall deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and

                     (3) that such Senior Convertible Notes shall be purchased as of the Repurchase Date pursuant to the terms and conditions specified in the Senior Convertible Notes and in the Indenture.

          (ii) delivery or book-entry transfer of such Senior Convertible Notes to the Paying Agent prior to, on or after the Repurchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery or transfer being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 1.08 only if the Senior Convertible Notes so delivered or transferred to the Paying Agent shall conform in all respects to the description thereof in the related Repurchase Notice.

     SECTION 1.09 FURTHER CONDITIONS AND PROCEDURES FOR PURCHASE UPON A FUNDAMENTAL CHANGE AND PURCHASE AT THE OPTION OF THE HOLDER.

     (a) NOTICE OF REPURCHASE DATE OR FUNDAMENTAL CHANGE. The Company shall send notices (each, a "Company Purchase Notice") to the Holders (and to beneficial owners as required by applicable law) at their addresses shown in the Senior Convertible Note register maintained by the Security Registrar, and shall deliver a copy of each such notice to the Trustee and Paying Agent, not less than 20 Business Days prior to each Repurchase Date, or on or before the 20th day after the occurrence of the Fundamental Change, as the case may be (each such date of delivery, a "Company Purchase Notice Date"). Any such notice delivered to the Trustee and the Paying Agent with respect to a Fundamental Change shall be accompanied by an Officers' Certificate certifying that a Fundamental Change has occurred and as to the date of the occurrence thereof, on which Certificate the Trustee and the Paying Agent may conclusively rely. Each Company Purchase Notice shall include a Form of Repurchase Notice or Fundamental Change Purchase Notice to be completed by a Holder and shall state:

          (i) the applicable Purchase Price or Fundamental Change Purchase Price, excluding accrued and unpaid interest, the applicable Conversion Rate at the time of such notice (and any applicable adjustments to the Conversion Rate) and, to the extent known at the time of such notice, the amount of interest that will be payable with respect to the Senior Convertible Notes on the applicable Repurchase Date or Fundamental Change Purchase Date;

          (ii) if the notice relates to a Fundamental Change, the events causing the Fundamental Change and the date of the Fundamental Change;

          (iii)      the Repurchase Date or Fundamental Change Purchase Date;

          (iv) the last date on which a Holder may exercise its purchase right;

          (v)        the name and address of the Paying Agent and the Conversion
     Agent;

          (vi) that Senior Convertible Notes must be surrendered to the Paying Agent to collect payment of the Purchase Price or Fundamental Change Purchase Price;

          (vii) that Senior Convertible Notes as to which a Repurchase Notice or Fundamental Change Purchase Notice has been given by the Holder to the Company may be converted only if the applicable Repurchase Notice or Fundamental Change Purchase Notice has been withdrawn by the Holder in accordance with the terms of this Fifth Supplemental Indenture; provided that the Senior Convertible Notes are otherwise convertible in accordance with paragraph 7 of the reverse of the Senior Convertible Notes;

          (viii) that the Purchase Price or Fundamental Change Purchase Price for any Senior Convertible Notes as to which a Repurchase Notice or a Fundamental Change Purchase Notice, as applicable, has been given and not withdrawn shall be paid by the Paying Agent promptly following the later of the Repurchase Date or Fundamental Change Purchase Date, as applicable, or the time of book-entry transfer or delivery of such Senior Convertible Notes;

          (ix) the procedures the Holder must follow under Sections 1.07 or 1.08, as applicable, and this Section 1.09;

          (x) briefly, the conversion rights of the Senior Convertible Notes and whether, at the time of such notice, the Convertible Senior Notes are eligible for conversion;

          (xi) that, unless the Company defaults in making payment of such Purchase Price or Fundamental Change Purchase Price on Senior Convertible Notes covered by any Repurchase Notice or Fundamental Change Purchase Notice, as applicable, interest will cease to accrue on and after the Repurchase Date or Fundamental Change Purchase Date, as applicable;

          (xii) the CUSIP and, if applicable, the ISIN number of the Senior Convertible Notes; and

          (xiii) the procedures for withdrawing a Repurchase Notice or Fundamental Change Purchase Notice.

     Simultaneously with providing such Company Purchase Notice, the Company will publish a notice containing the information in such Company Purchase Notice in a newspaper of general circulation in The City of New York or publish such information on its then existing web site or through such other public medium as it may use at the time.

     At the Company's request, made at least five Business Days prior to the date upon which such notice is to be mailed, and at the Company's expense, the Paying Agent shall give the Company Purchase Notice in the Company's name; provided, however, that, in all cases, the text of the Company Purchase Notice shall be prepared by the Company.

     (b) EFFECT OF REPURCHASE NOTICE OR FUNDAMENTAL CHANGE PURCHASE NOTICE.
Upon receipt by the Paying Agent on behalf of the Company from the Holder of the Fundamental Change Purchase Notice or the Repurchase Notice specified in Section 1.07(b)(i) or Section 1.08(b)(i), as applicable, the Holder of the Senior Convertible Notes in respect of which such Fundamental Change Purchase Notice or the Repurchase Notice, as the case may be, was given shall (unless such Fundamental Change Purchase Notice or the Repurchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Fundamental Change Purchase Price or the Purchase Price with respect to such Senior Convertible Notes. Such Fundamental Change Purchase Price or Purchase Price shall be paid by the Paying Agent to such Holder promptly following the later of (x) the Fundamental Change Purchase Date or the Repurchase Date, as the case may be, with respect to such Senior Convertible Notes (provided the conditions in Section 1.07(b) or Section 1.08(b), as applicable, have been satisfied), and (y) the time of delivery or book-entry transfer of such Senior Convertible Notes to the Paying Agent by the Holder thereof in the manner required by Section 1.07(b)(ii) or Section 1.08(b)(ii), as applicable. Senior Convertible Notes in respect of which a Fundamental Change Purchase Notice or Repurchase Notice, as the case may be, has been given by the Holder thereof may not be converted for shares of Common Stock on or after the date of the delivery of such Fundamental Change Purchase Notice or Repurchase Notice, as the case may be, unless such Fundamental Change Purchase Notice or Repurchase Notice, as the case may be, has first been validly withdrawn or deemed to have been validly withdrawn as specified in Section 1.09(c); provided that the Senior Convertible Notes are otherwise convertible in accordance with paragraph 7 of the reverse of the Senior Convertible Notes.

     On or before 10:00 a.m. (New York City time) on the Fundamental Change Purchase Date or the Repurchase Date, as the case may be, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust) the Purchase Price consideration sufficient to pay the aggregate Fundamental Change Purchase Price or the aggregate Purchase Price, as the case may be, of the Senior Convertible Notes to be purchased pursuant to Section 1.07 or Section 1.08, as applicable. Payment by the Paying Agent of such Fundamental Change Purchase Price or Purchase Price for such Senior Convertible Notes shall be made promptly following the later of the Fundamental Change Purchase Date or the Repurchase Date, as the case may be, or the time of book-entry transfer or delivery of such Senior Convertible Notes. If the Paying Agent holds money sufficient to pay the Fundamental Change Purchase Price or Purchase Price, as the case may be, of such Senior Convertible Notes on the Business Day following the Fundamental Change Purchase Date or the Repurchase Date, as the case may be, then, on and after such date, such Senior Convertible Notes shall cease to be outstanding and interest on such Senior Convertible Notes shall cease to accrue, whether or not book-entry transfer of such Senior Convertible Notes is made or such Senior Convertible Notes are delivered to the Paying Agent, and all other rights of the Holder shall terminate (other than the right to receive the Fundamental Change Purchase Price or the Purchase Price, as the case may be, upon delivery or transfer of the Senior Convertible Notes). Nothing herein shall preclude the Company withholding any tax required by law.

     The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of the Fundamental Change Purchase Price or the Purchase

Price, as the case may be, and shall notify the Trustee of any default by the Company in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to deliver all money held by it pursuant to this Section 1.09 to the Trustee and to account for any funds disbursed by the Paying Agent. Upon doing so, the Paying Agent shall have no further liability for the money delivered to the Trustee.

     All questions as to the validity, eligibility (including time of receipt) and acceptance of any Senior Convertible Notes for purchase shall be determined by the Company, whose determination shall be final and binding, absent manifest error.

     (c) WITHDRAWAL OF A REPURCHASE NOTICE OR FUNDAMENTAL CHANGE PURCHASE NOTICE. A Repurchase Notice or Fundamental Change Purchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time prior to 5:00 p.m. New York City time on the Repurchase Date or the Fundamental Change Purchase Date, as the case may be, to which it relates specifying:

          (i) if certificated, the certificate number of the Senior Convertible Notes in respect of which such notice of withdrawal is being submitted;

          (ii) the principal amount of the Senior Convertible Notes with respect to which such notice of withdrawal is being submitted; and

          (iii) the principal amount, if any, of such Senior Convertible Notes which remains subject to the Repurchase Notice or Fundamental Change Purchase Notice, as the case may be, and which has been or shall be transferred or delivered for purchase by the Company.

     The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or Fundamental Change Purchase Notice or written notice of withdrawal thereof.

     (d) Notwithstanding the requirements of Sections 1.07 or 1.08 and this
Section 1.09, if the Senior Convertible Notes are represented by Global Securities in book-entry form the appropriate procedures of the Depositary must be complied with for any purchase upon a Fundamental Change or Repurchase Option.

     (e) EFFECT OF EVENT OF DEFAULT. There shall be no purchase of any Senior Convertible Notes pursuant to Section 1.07 or Section 1.08 if an Event of Default has occurred and is continuing (other than a default that is cured by the payment of the Purchase Price or Fundamental Change Purchase Price, as the case may be). The Paying Agent shall promptly return to the respective Holders thereof any Senior Convertible Notes: (x) with respect to which a Repurchase Notice or Fundamental Change Purchase Notice, as the case may be, has been withdrawn in compliance with this Fifth Supplemental Indenture, or (y) held by it during the continuance of an Event of Default (other than a default that is cured by the payment of the Purchase Price or Fundamental Change Purchase Price, as the case may be) in which case, upon such return, the Repurchase Notice or Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.

     (f) SENIOR CONVERTIBLE NOTES PURCHASED IN PART. Any Senior Convertible Notes that are to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee or the Authenticating Agent, if any, shall authenticate and deliver to the Holder of such Senior Convertible Notes, without service charge, a new Senior Convertible Note or Senior Convertible Notes, of any authorized denomination, as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Senior Convertible Notes so surrendered which is not purchased.

     (g) COVENANT TO COMPLY WITH SECURITIES LAWS UPON PURCHASE OF SENIOR CONVERTIBLE NOTES. In connection with any offer to purchase Senior Convertible Notes under Sections 1.07 or 1.08 hereof, the Company shall, to the extent applicable, (i) comply with Rules 13e-4 and 14e-1 (and any successor provisions thereto) under the Exchange Act, if applicable, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, if applicable and (iii) otherwise comply with all applicable federal and state securities laws so as to permit the rights and obligations under Sections 1.07,
1.08 or this Section 1.09 to be exercised in the manner specified in Sections 1.07, 1.08 or this Section 1.09; provided, however, that the Company shall not take any action in violation of any applicable federal or state securities laws.

     (h) REPAYMENT TO THE COMPANY. The Trustee and the Paying Agent shall return to the Company any cash or property that remains unclaimed as provided in
Section 1003 of the Original Indenture, together with any unclaimed interest, held by them for the payment of a Purchase Price or Fundamental Change Purchase Price, as the case may be; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 1.09(b), as applicable, exceeds the aggregate Purchase Price or Fundamental Change Purchase Price, as the case may be, of the Senior Convertible Notes or portions thereof which the Company is obligated to purchase as of the Repurchase Date or Fundamental Change Purchase Date, as the case may be, then promptly on and after the Business Day following the Repurchase Date or Fundamental Change Purchase Date, as the case may be, the Trustee or the Paying Agent, as the case may be, shall return any such excess to the Company together with any excess interest held by them for payment to Holders.

     (i) In any case where a Repurchase Date or a Fundamental Change Purchase Date shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of the Indenture or the Senior Convertible Notes) payment of interest and the Purchase Price or the Fundamental Change Purchase Price, as the case may be, need not be made at such Place of Payment on such date (provided that all other conditions therefor have been complied with), but may be made on the next succeeding Business Day at such Place of Payment (provided that such conditions have been complied with) with the same force and effect as if made on the Repurchase Date or the Fundamental Change Purchase Date, as the case may be (and without any interest or payment in respect of any such delay).

     SECTION 1.10    CONVERSION OF SENIOR CONVERTIBLE NOTES.

     (a) RIGHT TO CONVERT. A Holder may convert its Senior Convertible Notes for Common Stock at any time during the periods specified in paragraph 7 of the reverse of the Senior Convertible Notes. In lieu of delivery of shares of Common Stock, the Company shall have the option to satisfy its conversion obligations in cash as provided herein; provided, however, that the Company shall not have such option at Stated Maturity or following a notice of redemption pursuant to
Section 1.06 hereof.

     (b) THE CONVERSION RATE. The initial Conversion Rate is 16.2760 shares of Common Stock issuable upon conversion of $1,000 principal amount of a Senior Convertible Note (the "Conversion Rate"), subject to adjustment as herein set forth. A Holder may convert a portion of the principal amount of Senior Convertible Notes if the portion is $1,000 or an integral multiple thereof. If the Company elects to satisfy its conversion obligations in cash, the Holder will receive cash (subject to adjustment as herein set forth) equal to the product of (x) the product of (A) the Original Principal Amount of the Senior Convertible Notes to be converted divided by 1,000 and (B) the Conversion Rate, and (y) the average Closing Sale Price of the Common Stock during the Cash Settlement Averaging Period.

     (c) CONVERSION PROCEDURES. To convert Senior Convertible Notes, the requirements set forth in this Section 1.10(c) and in paragraph 7 of the reverse of the Senior Convertible Notes must be satisfied.

          (i) To convert the Senior Convertible Notes, a Holder must (1) complete and manually sign the irrevocable conversion notice on the back of the Senior Convertible Notes (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent at the office maintained by the Conversion Agent for such purpose, (2) with respect to Senior Convertible Notes in certificated form, surrender the Senior Convertible Notes to the Conversion Agent or with respect to Senior Convertible Notes represented by Global Securities, cause the book-entry transfer thereof to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (4) pay any transfer or similar tax, if required. The date on which the Holder satisfies all such requirements is the conversion date (the "Conversion Date"). As soon as practicable, but in no event later than the fifth Business Day following the Conversion Date, the Company shall deliver to the Holder, through the Conversion Agent, a certificate (or credit the book-entry transfer of such shares of Common Stock) for the number of full shares of Common Stock issuable upon the conversion and cash in lieu of any fractional share determined pursuant to
     Section 1.10(d).

          (ii) Holders of Senior Convertible Notes at the close of business on a Regular Record Date will receive payment of interest payable on the corresponding Interest Payment Date notwithstanding the conversion of such Senior Convertible Notes at any time after the close of business on such Regular Record Date. Senior Convertible Notes surrendered for conversion by a Holder during the period from the close of business on any Regular Record Date to the opening of business on the corresponding Interest Payment Date must be accompanied by payment of an amount equal to the interest that the Holder is to receive on the Senior Convertible Notes; provided, however, that no such payment need be made with respect to Senior Convertible Notes in respect of which a Redemption Date or Fundamental Change Purchase Date has been set that falls within this period or on such Interest Payment Date or to the extent any overdue interest exists at the time of such conversion. Except as described above, no payment or adjustment will be made for accrued interest on converted Senior Convertible Notes. Upon conversion of Senior Convertible Notes, a Holder will not receive any cash payment of interest (unless such conversion occurs between a Regular Record Date and the Interest Payment Date to which it relates) and the Company will not adjust the Conversion Rate to account for accrued and unpaid interest.

          (iii) The Person in whose name the certificate for such shares of Common Stock is registered shall be treated as a stockholder of record on and after the Conversion Date; provided, however, that no surrender of Senior Convertible Notes on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record Holder or Holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record Holder or Holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; such conversion shall be at the Conversion Rate in effect on the date that such Senior Convertible Notes shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of Senior Convertible Notes, such Person shall no longer be a Holder of such Senior Convertible Notes.

          (iv) No payment or adjustment shall be made for dividends on or other distributions with respect to any Common Stock except as provided in
     Section 1.10(g). If a Holder converts more than one Senior Convertible Note at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the total principal amount of the Senior Convertible Notes converted. Upon surrender of a Senior Convertible Note that is converted in part, the Company shall execute, and the Trustee or the Authenticating Agent shall authenticate and deliver to the Holder, a new Senior Convertible Note in an authorized denomination equal in principal amount to the unconverted portion of the Senior Convertible Note surrendered. If the last day on which Senior Convertible Notes may be converted is not a Business Day in a place where a Conversion Agent is located, the Senior Convertible Notes may be surrendered to that Conversion Agent on the next succeeding day that is a Business Day. A Holder of Senior Convertible Notes is not entitled to any rights of a Holder of Common Stock until such Holder has converted its Senior Convertible Notes to Common Stock, and only to the extent such Senior Convertible Notes are deemed to have been converted into Common Stock pursuant to this Section 1.10.

          (v)        In the event the Company exercises its option pursuant to
     Section 1.03(h) to have, in lieu of having the Accreted Principal Amount increase, interest accrue on the Senior Convertible Note following a Tax Event, the Holder will be entitled on conversion to receive the same number of shares of Common Stock such Holder would have received if the Company had not exercised such option. Increases in the Accreted Principal Amount and cash interest (including Contingent Interest, if any, and interest payable upon the occurrence of a Tax Event, if any) will not be paid on Senior Convertible Notes that are converted, except accrued cash interest will be payable upon conversion of Senior Convertible Notes made concurrently with or after acceleration of Senior Convertible Notes following the Event of Default.

          (vi) If a Holder of Senior Convertible Notes has already delivered a Fundamental Change Purchase Notice or Repurchase Notice with respect to a Senior Convertible Note, then the Holder may not surrender such Senior Convertible Note for conversion until the Holder has withdrawn the applicable Fundamental Change Purchase Notice or Repurchase Notice in accordance with the provisions hereof.

          (vii) On conversion of a Senior Convertible Note, increases in the Accreted Principal Amount or cash interest (or interest if the Company has exercised its option provided for in Section 1.03(h) hereof) attributable to the period from the Original Issue Date (or, if the Company has exercised the option provided for in Section 1.03(h) hereof, the later of (x) the date of such exercise and (y) the date on which interest was last paid) through the Conversion Date shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Senior Convertible Note being converted pursuant to the terms of the Senior Convertible Notes, and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for increases in the Accreted Principal Amount or cash interest (or interest, if the Company has exercised its option provided for in Section 1.03(h) hereof) accrued through the Conversion Date, and the balance, if any, of such fair market value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the Original Principal Amount of the Senior Convertible Note being converted pursuant to the provisions of the Senior Convertible Notes.

          (viii) If the Company elects to exercise its option to satisfy its conversion obligation in cash, it shall notify the Conversion Agent of such election during the Cash Settlement Notice Period. Upon such timely notice, Holders may retract their conversion notice at any time during the Conversion Retraction Period (notwithstanding anything contained herein to the contrary). Unless a conversion notice has been retracted pursuant to the preceding sentence, settlement in cash through the Conversion Agent shall occur on the Business Day immediately following the Cash Settlement Averaging Period.

     (d) CASH PAYMENTS IN LIEU OF FRACTIONAL SHARES. The Company shall not issue a fractional share of Common Stock upon conversion of Senior Convertible Notes. Instead the Company shall deliver cash for the current market value of the fractional share. The current market value of a fractional share shall be determined to the nearest 1/10,000th of a share by multiplying the Last Reported Sale Price of a full share of Common Stock on the Trading Day immediately preceding the Conversion Date by the fractional amount and rounding the product to the nearest whole cent.

     (e) TAXES ON CONVERSION. If a Holder converts Senior Convertible Notes, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which shall be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude the Company's withholding any tax required by law.

     (f) COVENANTS OF THE COMPANY. The Company shall, prior to issuance of any Senior Convertible Notes hereunder, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Senior Convertible Notes. All shares of Common Stock delivered upon conversion of the Senior Convertible Notes shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim. The Company shall endeavor promptly to comply with all federal and state securities laws regulating the order and delivery of shares of Common Stock upon the conversion of Senior Convertible Notes, if any, and shall cause to have listed or quoted all such shares of Common Stock on the New York Stock Exchange, or, if not listed thereon, on each United States national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

     (g) ADJUSTMENTS TO CONVERSION RATE. The Conversion Rate shall be adjusted from time to time by the Company as follows:

          (i) In case the Company shall pay or make a dividend or other distribution on the Common Stock in Common Stock, the Conversion Rate, as in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution, shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this Section 1.10(g)(i), the number of shares of Common Stock at any time outstanding shall not include shares held in treasury by the Company but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in treasury by the Company.

          (ii) In case the Company shall issue rights, options or warrants (other than pursuant to any dividend reinvestment or share purchase plans) to all Holders of its Common Stock (not being available on an equivalent basis to Holders of the Senior Convertible Notes upon conversion of such Senior Convertible Notes) entitling them, for a period expiring within 60 days after the record date for the determination of stockholders entitled to receive such rights, options or warrants, to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price per share of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, options or warrants (other than pursuant to a dividend reinvestment plan or share purchase plan), the Conversion Rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase at such below Current Market Price, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this Section 1.10(g)(ii), the number of shares of Common Stock at any time outstanding shall not include shares held in treasury by the Company but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Common Stock. The Company shall not issue any such rights, options or warrants in respect of shares of Common Stock held in treasury by the Company.

          (iii) In case outstanding shares of Common Stock shall be subdivided or split into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision or split becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision, split or combination becomes effective.

          (iv) In case the Company shall, by dividend or otherwise, distribute to all Holders of its Common Stock evidences of its indebtedness, shares of capital stock, securities, cash or other property (but excluding any rights, options or warrants referred to in Section 1.10(g)(ii) of this Section, any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in Section 1.10(g)(i)), the Conversion Rate shall be adjusted by dividing the Conversion Rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) on such date of the portion of the evidences of indebtedness, shares of capital stock, securities, cash or other property so distributed applicable to one share of Common Stock and the denominator shall be such Current Market Price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution; provided, however, that in the event that the Company makes a distribution to all Holders of its Common Stock consisting of capital stock of, or similar equity interests in, a subsidiary of the Company, the Conversion Rate shall be adjusted by dividing the Conversion Rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the Spin-off Market Price per share of the Common Stock on the date fixed for such determination less the Spin-off Market Price per share or similar equity interest of the subsidiary of the Company on such date and the denominator shall be the Spin-off Market Price per share of the Common Stock, such adjustment to become effective 10 trading days after the effective date of such distribution of capital stock of, or similar equity interest in, a subsidiary or other business unit of the Company. In any case in which this
     Section 1.10(g)(iv) is applicable, Sections 1.10(g)(i) and (ii) shall not be applicable.

          (v) In case the Company shall, (I) by dividend or otherwise, distribute to all Holders of its Common Stock cash (excluding (i) any cash that is distributed in an event to which Section 1.10(h)(iv) applies or
     (ii) cash that is distributed as part of a distribution referred to in
     Section 1.10(g)(iv)) in an aggregate amount that, combined together with
     (II) the aggregate amount of any other distributions to all Holders of its Common Stock made exclusively in cash within the quarterly fiscal period containing the date of payment of such distribution and in respect of which no adjustment pursuant to this Section 1.10(g)(v) or Section 1.10(g)(vi) has been made and (III) the aggregate of any cash plus the fair market value of any securities or other property, as of the expiration of the applicable tender or exchange offer referred to below (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), of consideration payable in respect of any tender or exchange offer (other than consideration payable in respect of any odd-lot tender offer) by the Company or any of its subsidiaries for all or any portion of the Common Stock concluded within the quarterly fiscal period containing the date of payment of the distribution described in clause (I) above and in respect of which no adjustment pursuant to this
     Section 1.10(g)(v) or Section 1.10(g)(vi) has been made, exceeds the product of $0.13 (appropriately adjusted from time to time for any stock dividends on or subdivisions or combinations of Common Stock) multiplied by the number of shares of Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date for determination, the Conversion Rate shall be increased so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on the date fixed for determination of the stockholders entitled to receive such distribution by a fraction (i) the numerator of which shall be equal to the Current Market Price per share of the Common Stock on the date fixed for such determination plus $0.13 (appropriately adjusted from time to time for any stock dividends on or subdivisions or combination of Common Stock) less an amount equal to the quotient of (x) the combined amount distributed or payable in the transactions described in clauses (I), (II) and (III) above and (y) the number of shares of Common Stock outstanding on such date for determination and (ii) the denominator of which shall be equal to the Current Market Price per share of the Common Stock on such date for determination.

          (vi) In case (I) a tender or exchange offer made by the Company or any subsidiary of the Company for all or any portion of the Common Stock (other than consideration payable in respect of any odd-lot tender offer) shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of Purchased Shares) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) that combined together with (II) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), as of the expiration of such tender or exchange offer, of consideration payable in respect of any other tender or exchange offer (other than consideration payable in respect of any odd-lot tender offer) by the Company or any subsidiary of the Company for all or any portion of the Common Stock expiring within the quarterly fiscal period containing the expiration of such tender or exchange offer and in respect of which no adjustment pursuant to Section 1.10(g)(v) or this Section 1.10(g)(vi) has been made and (III) the aggregate amount of any distributions to all Holders of the Company's Common Stock made exclusively in cash within the quarterly fiscal period containing the expiration of such tender or exchange offer and in respect of which no adjustment pursuant to Section 1.10(g)(v) or this Section 1.10(g)(vi) has been made, exceeds the Current Market Price per share of Common Stock on the Trading Day next succeeding the last time (the "Expiration Time") tenders could have been made pursuant to such tender or exchange offer (as it may be amended), then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate immediately prior to the close of business as of the Expiration Time by a fraction (i) the numerator of which shall be equal to (A) the product of (1) the Current Market Price per share of the Common Stock as of the Expiration Time and
     (2) the number of shares of Common Stock outstanding (including any tendered shares) as of the Expiration Time less (B) the amount of cash plus the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the transactions described in clauses (I), (II) and (III) above (assuming in the case of clause (I) the acceptance, up to any maximum specified in the terms of the tender or exchange offer, of Purchased Shares), and (ii) the denominator of which shall be equal to the product of (A) the Current Market Price per share of the Common Stock as of the Expiration Time and (B) the number of shares of Common Stock outstanding (including any tendered shares) as of the Expiration Time less the number of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares").

          (vii) All adjustments to the Conversion Rate, shall be calculated to the nearest 1/10,000th of a share of Common Stock (or if there is not a nearest 1/10,000th of a share to the next lower 1/10,000th of a share). No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent therein; provided, however, that any adjustments which by reason of this subparagraph are not required to be made because they would have required an increase or decrease of less than one percent shall be carried forward and taken into account in any subsequent adjustment.

          (viii) Notwithstanding the foregoing provisions of Section 1.10(g)(ii) or (iv), no adjustment shall be made thereunder, nor shall an adjustment be made to the ability of a Holder of a Note to convert, for any distribution described therein if the Holder will otherwise participate in the distribution without conversion of such Holder's Senior Convertible Notes.

          (ix) No adjustment pursuant to the Conversion Rate or a Holder's ability to convert pursuant to this Section 1.10(g) shall be made in connection with the issuance of rights, the distribution of separate certificates representing rights or the exercise, redemption, termination or invalidation of rights pursuant to any stockholder rights plan implemented by the Company which provides that, upon conversion of the Senior Convertible Notes, the Holders shall receive, in addition to the Common Stock issuable upon such conversion, the rights issued under such stockholder rights plan (notwithstanding the occurrence of an event causing such rights to separate from the Common Stock at or prior to the time of conversion).

     (h) MISCELLANEOUS PROVISIONS RELATING TO CONVERSION.

          (i) WHEN NO ADJUSTMENT REQUIRED. No adjustment to the Conversion Rate need be made:

                     (1) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;

                     (2) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

                     (3) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security not described in (2) above and outstanding as of the date the Senior Convertible Notes were first issued;

                     (4)  for a change in the par value of the Common Stock; or

                     (5)  for accrued and unpaid interest.

     To the extent the Senior Convertible Notes become convertible into cash, assets or property (other than capital stock of the Company or securities to which Section 1.10(h)(iv) applies), no adjustment shall be made thereafter as to the cash, assets or property. Interest shall not accrue on such cash, assets or property.

          (ii) NOTICE OF ADJUSTMENT. Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Holders a notice of the adjustment. The Company shall file with the Trustee and the Conversion Agent such notice. The certificate shall, absent manifest error, be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

          (iii) VOLUNTARY INCREASE. The Company may make such increases in the Conversion Rate, in addition to those required by Section 1.10(g), as the Board of Directors considers to be advisable to avoid or diminish any income tax to Holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire Common Stock) or from any event treated as such for income tax purposes. To the extent permitted by applicable law, the Company may from time to time increase the Conversion Rate by any amount for any period of time if the period is at least 20 days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is so increased, the Company shall mail to Holders and file with the Trustee and the Conversion Agent a notice of such increase. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such notice except to exhibit the same to any Holder desiring inspection thereof. The Company shall mail the notice at least 15 days before the date the increased Conversion Rate takes affect. The notice shall state the increased Conversion Rate and the period it shall be in effect.

          (iv) EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER, BINDING SHARE EXCHANGE OR SALE. If any of the following events occur, namely (a) any reclassification or change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination),
     (b) any consolidation, merger or binding share exchange of the Company with another corporation as a result of which Holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock or
     (c) any sale or conveyance of all or substantially all of the assets of the Company to any other corporation as a result of which Holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Conversion Rate will not be adjusted. If any of the events described in the preceding sentence occur, the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture or otherwise amend the terms of the Senior Convertible Notes, to provide that each Senior Convertible Note shall be convertible into the kind and amount of shares of stock, other securities or property or assets (including cash) that the Holder of the Senior Convertible Note would have received upon such reclassification, change, consolidation, merger, binding share exchange, sale or conveyance if such Holder had converted such Senior Convertible Note into the number of shares of Common Stock issuable upon conversion of such Senior Convertible Note immediately prior to such reclassification, change, consolidation, merger, combination, binding share exchange, sale or conveyance. Such supplemental indenture or other amendment to the Senior Convertible Notes shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 1.10(h)(iv). The Company shall cause notice of the execution of such supplemental indenture or amendment of the Senior Convertible Notes to be mailed to each Holder, at its address appearing on the Senior Convertible Note register, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture. The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, binding share exchanges, sales and conveyances. If this Section 1.10(h)(iv) applies to any event or occurrence, Section 1.10(g) shall not apply.

          (v) RESPONSIBILITY OF TRUSTEE. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist which may require any adjustment of the Conversion Rate and shall be protected in relying upon an Officers' Certificate with respect to the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Senior Convertible Notes and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Senior Convertible Notes for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Section 1.10. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 1.10(h)(iv) relating either to the kind or amount of shares of stock or securities or other property or assets (including cash) receivable by Holders upon the conversion of their Senior Convertible Notes after any event referred to in such Section 1.10(h)(iv) or to any adjustment to be made with respect thereto, but, subject to the provisions of Article Six of the Indenture, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. Neither the Trustee nor the Conversion Agent shall be responsible for determining whether any event contemplated by the paragraph 7 of the reverse of the Senior Convertible Notes has occurred which makes the Senior Convertible Notes eligible for conversion or no longer eligible therefor until the Company has delivered to the Trustee and the Conversion Agent an Officers' Certificate stating that such event has occurred, on which Certificate the Trustee and the Conversion Agent may conclusively rely, and the Company agrees to deliver such Officers' Certificate to the Trustee and the Conversion Agent immediately after the occurrence of any such event.

     In no event shall the Trustee or the Conversion Agent be liable for any indirect, special, punitive or consequential loss or damage of any kind whatsoever, including, but not limited to, lost profits, even if the Trustee or the Conversion Agent have been advised of the likelihood of such loss or damage and regardless of the form of action.

     In no event shall the Trustee or the Conversion Agent be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action, including any laws, ordinances, regulations, governmental action or the like which delay, restrict or prohibit the providing of the services contemplated by this Indenture.

          (vi) SUCCESSIVE ADJUSTMENTS. After an adjustment to the Conversion Rate under Section 1.10(g), any subsequent event requiring an adjustment under Section 1.10(g) shall cause an adjustment to the Conversion Rate as so adjusted.

          (vii) GENERAL CONSIDERATIONS. Whenever successive adjustments to the Conversion Rate are called for pursuant to Sections 1.10(g) or 1.10(h), such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of 1.10(g) or 1.10(h) and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

     (i) On conversion of a Senior Convertible Note, a Holder shall receive no payment for that portion of accrued and unpaid interest on the converted Senior Convertible Note attributable to the period from the most recent Interest Payment Date (or, if no Interest Payment Date has occurred, from the Original Issue Date) through the Conversion Date with respect to the converted Senior Convertible Note.

     SECTION 1.11 ADDITIONAL EVENTS OF DEFAULT; WITHHOLDING NOTICE; RESCISSION. (a) In addition to those matters set forth in Section 501 of the Original Indenture, an "Event of Default" with respect to the Senior Convertible Notes shall also mean any of the following events:

          (i) default in the Company's obligation to repurchase Senior Convertible Notes upon the Company's exercise of its repurchase option pursuant to Section 1.06, upon the occurrence of a Fundamental Change pursuant to Section
1.07 or upon the exercise by a Holder of its option to require the Company to repurchase such Holder's Senior Convertible Notes pursuant to Section 1.08; or

          (ii) default in the Company's obligation to convert the Senior Convertible Notes upon exercise of a Holder's conversion rights pursuant to
Section 1.10 hereof; or

          (iii) default by the Company in its obligation to provide notice of a Fundamental Change.

     (b) The Trustee may withhold from the Holders notice of any continuing default or Event of Default (except a default or Event of Default in the payment of principal of, interest or Liquidated Damages, if any, on the Senior Convertible Notes) if it determines in good faith that withholding notice is in the Holders' interest.

     (c) The Holders of a majority in aggregate principal amount of the Senior Convertible Notes then outstanding by notice to the Trustee may rescind any acceleration of the Senior Convertible Notes and its consequences if all existing Events of Default (other than the nonpayment of principal of, interest, Contingent Interest and Liquidated Damages, if any, on the Senior Convertible Notes that has become due solely by virtue of such acceleration) have been cured or waived and if the rescission would not conflict with any judgment or decree of any court of competent jurisdiction. No such rescission will affect any subsequent default or Event of Default or impair any right consequent thereto.

     SECTION 1.12 AMENDMENT; SUPPLEMENT; AND WAIVER. In addition to those matters set forth in Section 902 of the Original Indenture, with respect to the Senior Convertible Notes, no amendment or supplemental indenture shall without the consent of the Holder of each Senior Convertible Note affected thereby:

     (a) reduce the percentage of the Original Principal Amount of Senior Convertible Notes whose Holders must consent to an amendment, supplement or waiver;

     (b) reduce the principal of, or premium on, or change the fixed Stated Maturity of any Senior Convertible Note or, except as permitted pursuant to clause (s), (v), (y) or (z) of the immediately following paragraph, alter the provisions with respect to the redemption or repurchase of the Senior Convertible Notes;

     (c) reduce the rate of or change the time for payment of interest, including Contingent Interest, defaulted interest, or Liquidated Damages, on any Senior Convertible Notes;

     (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest (including Contingent Interest, if any) or Liquidated Damages, if any, on the Senior Convertible Notes (except a rescission of acceleration of the Senior Convertible Notes by the Holders of at least a majority in aggregate Accreted Principal Amount of the Senior Convertible Notes and a waiver of the payment default that resulted from such acceleration);

     (e) make the principal of, or premium, if any, or interest (including Contingent Interest, if any) or Liquidated Damages, if any, on, any Senior Convertible Note payable in money other than as provided for in the Indenture and in the Senior Convertible Notes;

     (f) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Senior Convertible Notes to receive payments of principal of, premium, if any, or interest (including Contingent Interest, if any) or Liquidated Damages, if any, on the Senior Convertible Notes;

     (g) waive a redemption or repurchase payment with respect to any Senior Convertible Note;

     (h) except as permitted by the Indenture, increase the Conversion Price or modify the provisions of the Indenture relating to conversion of the Senior Convertible Notes in a manner adverse to the Holders;

     (i) make any change to the abilities of Holders of Senior Convertible Notes to enforce their rights under the Indenture or the foregoing provisions of this
Section 1.12 or this provision;

     (j) reduce the Redemption Price, Purchase Price or Fundamental Change Purchase Price of the Senior Convertible Notes; or

     (k) make any change that adversely affects the right to convert the Senior Convertible Notes.

     Notwithstanding the foregoing, without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Senior Convertible Notes to:

     (s) cure any ambiguity, defect or inconsistency or make any other changes in the provisions of the Indenture which they may deem necessary or desirable, provided such amendment does not materially and adversely affect the Senior Convertible Notes;

     (t) provide for uncertificated Senior Convertible Notes in addition to or in place of certificated Senior Convertible Notes;

     (u) provide for the assumption of the Company's obligations to Holders of Senior Convertible Notes in the circumstances required under the Indenture;

     (v) provide for exchange rights of Holders of Senior Convertible Notes in certain events;

     (w) reduce the Conversion Price;

     (x) evidence and provide for the acceptance of the appointment under the Indenture of a successor Trustee;

     (y) make any change that would provide any additional rights or benefits to the Holders of Senior Convertible Notes or that does not adversely affect the legal rights under the Indenture of any such Holder; or

     (z) comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act of 1939.

     In addition, with respect to the Senior Convertible Notes, to the extent set forth in Section 513 of the Original Indenture, the Holders of at least a majority in aggregate principal amount of the Outstanding Senior Convertible Notes may waive an existing default other than: (a) any default by the Company in any payment of the Redemption Price, Purchase Price or Fundamental Change Purchase Price with respect to any Senior Convertible Notes, or (b) any default which constitutes a failure to convert any Senior Convertible Note in accordance with its terms and the Indenture.

     SECTION 1.13 REGISTER OF SECURITIES; PAYING AGENT; CONVERSION AGENT. Initially, the Trustee shall act as Paying Agent, Conversion Agent and Security Registrar with respect to the Senior Convertible Notes with the Place of Payment for the Senior Convertible Notes initially being the Corporate Trust Office. The Company may appoint and change any Paying Agent,

Conversion Agent, Security Registrar or co-registrar or approve a change in the office through which any Paying Agent acts without notice, other than notice to the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Security Registrar or co-registrar.

     SECTION 1.14 CALCULATIONS IN RESPECT OF THE SENIOR CONVERTIBLE NOTES. The Trustee will act as Calculation Agent and will be responsible for making all calculations called for under the Senior Convertible Notes other than calculations of interest. These calculations include, but are not limited to, determination of the Trading Price, Current Market Price, Closing Sale Price, interest rate on the Senior Convertible Notes and Conversion Rate of the Senior Convertible Notes. The Trustee will make these calculations in good faith and, absent manifest error, these calculations will be final and binding on the Holders. The Trustee will forward its calculations to any Holder upon the request of such Holder.

     SECTION 1.15 TAX TREATMENT. The Company hereby agrees, and by purchasing a beneficial ownership interest in the Senior Convertible Notes each Holder, and any person (including an entity) that acquires a direct or indirect beneficial interest in the Senior Convertible Notes, will be deemed to have agreed (i) for United States Federal income tax purposes to treat the Senior Convertible Notes as indebtedness of the Company that is subject to Treas. Reg. Sec. 1.1275-4 (the "Contingent Payment Regulations"), (ii) for all tax purposes to treat the Senior Convertible Notes as indebtedness of the Company (iii) for purposes of the Contingent Payment Regulations to treat the fair market value of any Common Stock beneficially received by a beneficial Holder upon any conversion of the Senior Convertible Notes (or cash in lieu of Common Stock) as a contingent payment, and (iv) to be bound by the Company's projected payment schedule with respect to the Senior Convertible Notes. The provisions of this Indenture shall be interpreted to further this intention and agreement of the parties. The comparable yield and the schedule of projected payments are not determined for any purpose other than for the determination of interest accruals and adjustment thereof in respect of the Senior Convertible Notes for United States Federal income tax purposes. The comparable yield and the schedule of projected payments do not constitute a projection or representation regarding the future stock price or the amounts payable on the Senior Convertible Notes. For purposes of the foregoing, the Company's determination of the "comparable yield" is 8.28% per annum, compounded semiannually. A Holder of Senior Convertible Notes may obtain the Yield to Maturity, Issue Date, Comparable Yield and Projected Payment Schedule (which Schedule is attached hereto as Exhibit C) by submitting a written request to Bausch & Lomb Incorporated, One Bausch & Lomb Place Rochester, New York 14604, Attention: Chief Financial Officer.

     SECTION 1.16    TRANSFER AND EXCHANGE.

     (a) TRANSFER AND EXCHANGE OF DEFINITIVE SECURITIES. When Definitive Securities are presented to the Registrar with a request:

          (i)        to register the transfer of such Definitive Securities; or

          (ii) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

                     (A) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                     (B) are accompanied by the following additional information and documents, as applicable, if such Definitive Securities are Transfer Restricted Securities:

                          (x) if such Definitive Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse side of the Transfer Restricted Security); or

                          (y)  if such Definitive Securities are being
                     transferred to the Company, a certification to that effect (in the form set forth on the reverse side of the Transfer Restricted Security); or

                     (C) if such Definitive Securities are being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in reliance upon another exemption from the registration requirements of the Securities Act, (i) a certification to that effect (in the form set forth on the reverse side of the Transfer Restricted Security) and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 1.16(e)(i).

     In case of redemption, the Registrar will not be required to register the transfer or exchange of any Senior Convertible Notes: (i) during a period of 15 days before any selection of Senior Convertible Notes for redemption; (ii) if the Senior Convertible Notes have been called for redemption in whole or in part, except the unredeemed portion of any Senior Convertible Notes being redeemed in part; or (iii) in respect of which a Fundamental Change Purchase Notice or Repurchase Notice has been given and not withdrawn, except the portion of the Senior Convertible Note not purchased of any Senior Convertible Note being purchased in part.

     (b) RESTRICTIONS ON TRANSFER OF A DEFINITIVE SECURITY FOR A BENEFICIAL INTEREST IN A GLOBAL SECURITY. A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, together with:

          (i) certification (in the form set forth on the reverse side of the Transfer Restricted Security) that such Definitive Security is being transferred (A) to a QIB in accordance with Rule 144A or (B) outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act; and

          (ii) written instructions directing the Trustee to make, or to direct the securities custodian to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the securities custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the securities custodian, the aggregate principal amount of securities represented by the Global Security to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Definitive Security so canceled. If no Global Securities are then outstanding and the Global Security has not been previously exchanged for certificated securities pursuant to Section 1.05(b), the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Security in the appropriate principal amount.

     (c) TRANSFER AND EXCHANGE OF GLOBAL SECURITIES.

          (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Supplemental Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Security shall deliver a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Security or another Global Security and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Security and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Security being transferred. Transfers by an owner of a beneficial interest in a Rule 144A Global Security to a transferee who takes delivery of such interest through a Regulation S Global Security, whether before or after the expiration of the Restricted Period, shall be made only upon receipt by the Trustee of a certification (in the form set forth on the reverse side of the Transfer Restricted Security) from the transferor to the effect that such transfer is being made in accordance with Regulation S or (if available) Rule 144 under the Securities Act and that, if such transfer is being made prior to the expiration of the Restricted Period, the interest transferred shall be held immediately thereafter through Euroclear or Clearstream.

          (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of Global Security from which such interest is being transferred.

          (iii) Notwithstanding any other provisions of this Fifth Supplemental Indenture (other than the provisions set forth in Section 1.05), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

          (iv) In the event that a Global Security is exchanged for Definitive Securities pursuant to Section 1.05(b) prior to the effectiveness of a Shelf Registration Statement with respect to such securities, such securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this
     Section 1.16 (including the certification requirements set forth on the reverse of the Transfer Restricted Security intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

     (d) RESTRICTIONS ON TRANSFER OF REGULATION S GLOBAL SECURITY.

          (i) Prior to the expiration of the Restricted Period, interests in a Regulation S Global Security may only be held through Euroclear or Clearstream. During the Restricted Period, beneficial ownership interests in a Regulation S Global Security may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures and only (A) to the Company, (B) so long as such security is eligible for resale pursuant to Rule 144A, to a person whom the selling Holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (C) in an offshore transaction in accordance with Regulation S, (D) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act, or (E) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. Prior to the expiration of the Restricted Period, transfers by an owner of a beneficial interest in a Regulation S Global Security to a transferee who takes delivery of such interest through a Rule 144A Global Security shall be made only in accordance with the Applicable Procedures and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse of the Transfer Restricted Security to the effect that such transfer is being made to (i) a person whom the transferor reasonably believes is a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A. Such written certification shall no longer be required after the expiration of the Restricted Period.

          (ii) Upon the expiration of the Restricted Period, beneficial ownership interests in a Regulation S Global Security shall be transferable in accordance with applicable law and the other terms of the Indenture.

     (e) LEGENDS FOR SECURITIES.

          (i)        Except as permitted by the following paragraphs (ii),
     (iii), or (iv), each security certificate evidencing the Global Securities and the Definitive Securities (and all securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF BAUSCH & LOMB INCORPORATED THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR ANY APPLICABLE PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN "AFFILIATE" (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF BAUSCH & LOMB INCORPORATED AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO BAUSCH & LOMB INCORPORATED, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) IN AN OFFSHORE TRANSACTION (AS DEFINED IN REGULATION S UNDER THE SECURITIES
          ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF BAUSCH & LOMB INCORPORATED THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER OR (2) NOT A U.S. PERSON AND IS OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT. IN ANY CASE THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY OR ANY COMMON STOCK ISSUABLE UPON EXCHANGE OF THIS SECURITY EXCEPT AS PERMITTED BY THE SECURITIES ACT.

     Each security evidencing a Global Security offered and sold to QIBs pursuant to Rule 144A shall bear a legend in substantially the following form:

          EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
          SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

     Each Definitive Security shall bear the following additional legend:

          IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

          (ii) Upon any sale or transfer of a Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Transfer Restricted Security).

          (iii) After a transfer of any Transfer Restricted Securities during the period of the effectiveness of a Shelf Registration Statement with respect to such Transfer Restricted Securities, as the case may be, all requirements pertaining to the Restricted Securities Legend on such Transfer Restricted Securities shall cease to apply and the requirements that any such Transfer Restricted Securities be issued in global form shall continue to apply.

          (iv) Upon a sale or transfer after the expiration of the Restricted Period of any Transfer Restricted Security acquired pursuant to Regulation S, all requirements that such Transfer Restricted Security bear the Restricted Securities Legend shall cease to apply and the requirements requiring any such Transfer Restricted Security be issued in global form shall continue to apply.

                                    ARTICLE 2

                            MISCELLANEOUS PROVISIONS

     SECTION 2.01 RECITALS BY THE COMPANY. The recitals in this Fifth Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Senior Convertible Notes and of this Fifth Supplemental Indenture as fully and with like effect as if set forth herein in full.

     SECTION 2.02 RATIFICATION AND INCORPORATION OF ORIGINAL INDENTURE. As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this Fifth Supplemental Indenture shall be read, taken and construed as one and the same instrument.

     SECTION 2.03 EXECUTED IN COUNTERPARTS. This Fifth Supplemental Indenture may be executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

     SECTION 2.04 GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE AND THE SENIOR CONVERTIBLE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CHOICE OF LAW PRINCIPLES THEREOF.

     IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officers, all as of the day and year first above written.

                                  BAUSCH & LOMB INCORPORATED

                                  By:
                                     -------------------------------------------
                                  Name:
                                  Title:

Attest:


--------------------------
Name:
Title:


                                  CITIBANK, N.A.,
                                  as Trustee

                                  By:
                                     -------------------------------------------
                                  Name:
                                  Title:

Attest:


--------------------------
Name:
Title:

                                    EXHIBIT A

                                     FORM OF
                 FLOATING RATE SENIOR CONVERTIBLE NOTE DUE 2023

FOR PURPOSES OF SECTIONS 1272,1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS A CONTINGENT PAYMENT DEBT INSTRUMENT AND WILL ACCRUE ORIGINAL ISSUE DISCOUNT AT THE ISSUER'S "COMPARABLE YIELD" FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. PURSUANT TO SECTION 1.15 OF THE INDENTURE, THE COMPANY AGREES, AND BY PURCHASING A BENEFICIAL OWNERSHIP INTEREST IN THE SENIOR CONVERTIBLE NOTES EACH HOLDER, AND ANY PERSON (INCLUDING AN ENTITY) THAT ACQUIRES A DIRECT OR INDIRECT BENEFICIAL INTEREST IN THE SENIOR CONVERTIBLE NOTES, WILL BE DEEMED TO HAVE AGREED (I) FOR UNITED STATES FEDERAL INCOME TAX PURPOSES TO TREAT THE SENIOR CONVERTIBLE NOTES AS INDEBTEDNESS OF THE COMPANY THAT IS SUBJECT TO TREAS. REG. SEC. 1.1275-4 (THE "CONTINGENT PAYMENT REGULATIONS"), (II) FOR ALL TAX PURPOSES TO TREAT THE SENIOR CONVERTIBLE NOTES AS INDEBTEDNESS OF THE COMPANY, (III) FOR PURPOSES OF THE CONTINGENT PAYMENT REGULATIONS, TO TREAT THE FAIR MARKET VALUE OF ANY COMMON STOCK BENEFICIALLY RECEIVED BY A BENEFICIAL HOLDER UPON ANY CONVERSION OF THE SENIOR CONVERTIBLE NOTES (OR CASH IN LIEU OF COMMON STOCK) AS A CONTINGENT PAYMENT, AND (IV) TO BE BOUND BY THE COMPANY'S PROJECTED PAYMENT SCHEDULE WITH RESPECT TO THE SENIOR CONVERTIBLE NOTES. THE PROVISIONS OF THIS INDENTURE SHALL BE INTERPRETED TO FURTHER THIS INTENTION AND AGREEMENT OF THE PARTIES. THE COMPARABLE YIELD AND THE SCHEDULE OF PROJECTED PAYMENTS ARE NOT DETERMINED FOR ANY PURPOSE OTHER THAN FOR THE DETERMINATION OF INTEREST ACCRUALS AND ADJUSTMENT THEREOF IN RESPECT OF THE SENIOR CONVERTIBLE NOTES FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE COMPARABLE YIELD AND THE SCHEDULE OF PROJECTED PAYMENTS DO NOT CONSTITUTE A PROJECTION OR REPRESENTATION REGARDING THE FUTURE STOCK PRICE OR THE AMOUNTS PAYABLE ON THE SENIOR CONVERTIBLE NOTES. FOR PURPOSES OF THE FOREGOING, THE COMPANY'S DETERMINATION OF THE "COMPARABLE YIELD" IS 8.28% PER ANNUM, COMPOUNDED SEMIANNUALLY. A HOLDER OF SENIOR CONVERTIBLE NOTES MAY OBTAIN THE YIELD TO MATURITY, ISSUE DATE, COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE (WHICH
SCHEDULE IS ATTACHED AS EXHIBIT C TO THE INDENTURE) BY SUBMITTING A WRITTEN REQUEST TO: BAUSCH & LOMB INCORPORATED, ONE BAUSCH & LOMB PLACE, ROCHESTER, NEW YORK 14604, ATTENTION: CHIEF FINANCIAL OFFICER.

     THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN

THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OR TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN "AFFILIATE" (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) IN AN OFFSHORE TRANSACTION (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER OR
(2) NOT A U.S. PERSON AND IS OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT. IN ANY CASE THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY,

ENGAGE IN ANY HEDGING TRANSACT10N WITH REGARD TO THIS SECURITY OR ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY EXCEPT AS PERMITTED BY THE SECURITIES ACT.

                           BAUSCH & LOMB INCORPORATED
                 FLOATING RATE SENIOR CONVERTIBLE NOTE DUE 2023

No. 1                                                       CUSIP: _____________
Issue Date: August ___, 2003                  Original Principal Amount: $______
Issue Price: $_________
(for each $1,000
Original Principal Amount)

     BAUSCH & LOMB INCORPORATED, a New York corporation (the "Company"), promises to pay to CEDE & CO. or registered assigns, on August 1, 2023, the Accreted Principal Amount of this Senior Convertible Note on such date. This Senior Convertible Note is issued with an Original Principal Amount of _______________________DOLLARS ($_________).

     This Senior Convertible Note shall not bear interest except as specified on the other side of this Senior Convertible Note. The Accreted Principal Amount of this Senior Convertible Note will accrue as specified on the other side of this Senior Convertible Note. This Senior Convertible Note may be called for redemption at the option of the Company as specified on the other side of this Senior Convertible Note. This Senior Convertible Note may be subject to repurchase by the Company at the option of the Holder as specified on the other side of this Senior Convertible Note. This Senior Convertible Note is convertible as specified on the other side of this Senior Convertible Note.

     Additional provisions of this Senior Convertible Note are set forth on the other side of this Senior Convertible Note.

     IN WITNESS WHEREOF, the Company has caused this Senior Convertible Note to be duly executed.

Dated:

                                  BAUSCH & LOMB INCORPORATED


                                  By:
                                     -------------------------------------------
                                  Name:
                                  Title:

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

CITIBANK, N.A.
as Trustee, certifies that this
is one of the Senior Convertible Notes referred to in the within-mentioned Indenture.

By:
   --------------------------------------
            Authorized Officer

Dated:

                               (BACK OF SECURITY)

                           BAUSCH & LOMB INCORPORATED

                     FLOATING RATE CONVERTIBLE NOTE DUE 2023

1.   Interest and Contingent Interest.

     (a) The Senior Convertible Notes will bear cash interest on the Original Principal Amount at the annual rate of Six Month LIBOR plus 0.50%, reset semi-annually on each Interest Payment Date (such day being an "Interest Reset Date"); provided that such rate will never be less than 0%, from the Original Issue Date, or from the most recent date to which interest has been paid or provided for, until August 1, 2010. During such period, the Company will pay cash interest semi-annually in arrears on each Interest Payment Date to Holders of record at the close of business on each Regular Record Date immediately preceding such Interest Payment Date. The interest rate in effect for the Senior Convertible Notes on any day will be (a) if that day is an Interest Reset Date, the interest determined as of the Determination Date immediately preceding such Interest Reset Date or (b) if that day is not an Interest Reset Date, the interest rate determined as of the Determination Date immediately preceding the most recent Interest Reset Date. Each payment of cash interest on the Senior Convertible Notes will include interest (including Contingent Interest, if any) and Liquidated Damages, if any, accrued through the day immediately preceding the most recent Interest Payment Date (or the Repurchase Date, Redemption Date, Fundamental Change Date or, in certain circumstances, the Conversion Date, as the case may be). Any payment required to be made on any day that is not a Business Day will be made on the next succeeding Business Day.

     LIBOR will be determined by the Calculation Agent as of the applicable determination date in accordance with the following provisions ("Six-Month LIBOR"):

     (i) the rate for six-month deposits in US dollars commencing on the related Interest Reset Date, that appears on the Moneyline Telerate Page 3750 as of 11:00 A.M., London time, on the interest Determination Date; or

     (ii) if no rate appears on the particular interest Determination Date on the Moneyline Telerate Page 3750, the rate calculated by the Calculation Agent as the arithmetic mean of at least two offered quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks in the London interbank market to provide the Calculation Agent with its offered quotation for deposits in US dollars for the period of six months, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on that interest Determination Date and in a principal amount that is representative for a single transaction in US dollars in that market at that time; or

     (iii) if fewer than two offered quotations referred to in clause (ii) are provided as requested, the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 A.M., New York time, on the particular interest Determination Date by three major banks in The City of New York selected by the Calculation Agent for loans in US dollars to leading European banks for a period of six months and in a principal amount that is representative for a single transaction in US dollars in that market at that time; or

     (iv) if the banks so selected by the Calculation Agent are not quoting as mentioned in clause (iii), six-month LIBOR determined on the preceding interest Determination Date.

     "Moneyline Telerate Page 3750" means the display on Moneyline Telerate (or any successor service) on such page (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for US dollars.

     If the Stated Maturity date of the Senior Convertible Notes falls on a day that is not a LIBOR Business Day, the related payment of principal and interest will be made on the next LIBOR Business Day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such Stated Maturity date to the next LIBOR Business Day. If any Interest Reset Date or Interest Payment Date (other than at the date of Stated Maturity) would otherwise be a day that is not a LIBOR Business Day, that Interest Reset Date and Interest Payment Date will be postponed to the next date that is a LIBOR Business Day, except that if such LIBOR Business Day is in the next calendar month, such Interest Reset Date and Interest Payment Date (other than at the date of Stated Maturity) shall be the immediately preceding LIBOR Business Day.

     (b) Until August 1, 2010, the Accreted Principal Amount of a Senior Convertible Note will be equal to the Original Principal Amount of $1,000. Beginning August 1, 2010, the Senior Convertible Note shall not bear interest, except as specified in this paragraph of the Indenture. From such date, the Original Principal Amount shall commence increasing daily by the annual rate of Six Month LIBOR plus 0.50% reset on each Interest Reset Date; provided that such rate will never be less than 0%, to produce the Accreted Principal Amount. The Accreted Principal Amount will compound semi-annually, not daily. On the Stated Maturity, the Holder of this Senior Convertible Note will receive the fully Accreted Principal Amount of this Senior Convertible Note on such date, unless the Senior Convertible Note has been earlier redeemed, repurchased or converted. Unless cash interest is payable as provided in Section 1.03(a) or (h) hereof, the accrued yield shall be added to the Accreted Principal Amount per Senior Convertible Note as of the day preceding the most recent Yield Reset Date. The yield will be calculated using the actual number of days elapsed between the Yield Reset Dates divided by 360.

     (c) If the Accreted Principal Amount hereof or any portion of such Accreted Principal Amount is not paid when due (whether upon acceleration pursuant to Section 502 of the Indenture, upon the date set for payment of the Redemption Price pursuant to paragraph 5 hereof, upon the date set for payment of the Purchase Price or Fundamental Change Purchase Price pursuant to paragraph 6 hereof or upon the Stated Maturity of this Senior Convertible Note) or if installments of cash interest due hereon are not paid when due in accordance with this paragraph, then in each such case the overdue amount shall, to the extent permitted by law, bear interest at Six Month LIBOR plus 0.50% reset on each Interest Reset Date (provided that such rate will never be less than 0%) as such rate is in effect following the date such overdue amount was due, compounded quarterly, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand. The accrual of such interest on overdue amounts shall be in lieu of, and not in addition to, any subsequent increase in the Accreted Principal Amount.

     (d) The Company will pay Contingent Interest to the Holders of the Senior Convertible Notes in respect of any six-month interest period from February 1 to July 31 and August 1 to January 31, commencing on or after August 1, 2010 for which the average Trading Price of a Senior Convertible Note for the applicable five Trading Day reference period equals or exceeds 120% of the sum of the Accreted Principal Amount and accrued interest, if any, for a Senior Convertible Note as of the day immediately preceding the first day of the applicable six-month interest period. The "five Trading Day reference period" means the five Trading Days ending on the third Trading Day immediately preceding the relevant six-month interest period. For any six-month interest period in respect of which Contingent Interest is payable, the Contingent Interest payable on each $1,000 principal amount of Notes shall be equal to 0.30% of the average Trading Price of a Senior Convertible Note for the applicable five Trading Day reference period. No Contingent Interest shall be payable on Senior Convertible Notes redeemed pursuant to this paragraph 6 on August 1, 2010 (or, if August 1, 2010 is not a Business Day, on the next following Business Day).

     Upon determination that Holders will be entitled to receive Contingent Interest in respect of a six-month interest period, the Company shall notify the Holders. In connection with providing such notice, the Company will issue a press release containing information regarding the Contingent Interest determination or publish such information on the Company's then existing website or through such other public medium as the Company may use at that time.

     (e) Interest, including Contingent Interest, if any, on any Senior Convertible Note that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Senior Convertible Note is registered at the close of business on the Regular Record Date for such interest or Contingent Interest, if any, at the office or agency of the Company maintained for such purpose. Each installment of interest or Contingent Interest, if any, on any Senior Convertible Note shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States.

     (f) The amount of interest, including Contingent Interest, if any, payable for any period shall be computed on the basis of the actual number of days elapsed over a 360-day year. The amount of interest, including Contingent Interest, if any, payable for any partial period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in any partial month. In the event that any Interest Payment Date on a Senior Convertible Note is not a Business Day, then a payment of the interest, including Contingent Interest, if any, payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable.

2.   Method of Payment.

     Subject to the terms and conditions of the Indenture, the Company will make payments in respect of Accreted Principal Amount, Redemption Prices, Purchase Prices, Fundamental Change Purchase Prices and on Stated Maturity to Holders who surrender Senior Convertible

Notes to a Paying Agent to collect such payments in respect of the Senior Convertible Notes. In addition, the Company will pay cash interest beginning November 1, 2003 until August 1, 2010, as more fully described in paragraph 1 hereof. The Company will pay any cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money.

3.   Paying Agent, Conversion Agent and Registrar.

     Initially, Citibank, N.A. (the "Trustee") will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent and Registrar or co-registrar without notice, other than notice to the Trustee except that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or co-registrar.

4.   Indenture.

     The Company issued the Senior Convertible Notes pursuant to an Indenture dated as of September 1, 1991, as subsequently supplemented including by the Fifth Supplemental Indenture thereto dated August 4, 2003 (the "Indenture"), between the Company and the Trustee. The terms of the Senior Convertible Notes include those stated in the Indenture and those made part of the Indenture by reference to the Senior Convertible Notes themselves and the Trust Indenture Act of 1939, as in effect from time to time (the "TIA"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Senior Convertible Notes are subject to all such terms, and Senior Convertible Note Holders are referred to the Indenture and the TIA for a statement of those terms. In the event of any inconsistency between the terms hereof and the terms of the Indenture, the terms of the Indenture shall prevail.

     The Senior Convertible Notes are unsecured and unsubordinated obligations of the Company limited to $140,000,000 aggregate Original Principal Amount (plus up to $20,000,000 aggregate Original Principal Amount that may be sold by the Company to the Initial Purchasers pursuant to the option granted to the Initial Purchasers pursuant to the Purchase Agreement) (subject to the applicable provisions of the Indenture). The Indenture does not limit other indebtedness of the Company, secured or unsecured.

5.   Redemption at the Option of the Company.

     No sinking fund is provided for the Senior Convertible Notes. The Senior Convertible Notes are redeemable as a whole, or from time to time in part, at any time at the option of the Company in accordance with the Indenture at 100% of the Accreted Principal Amount of the Senior Convertible Notes, plus any accrued and unpaid interest and Liquidated Damages to the Redemption Date, provided that the Senior Convertible Notes are not redeemable prior to August 1, 2010.

     If less than all of the outstanding Senior Convertible Notes are to be redeemed, the Trustee will select the Senior Convertible Notes to be redeemed in Original Principal Amounts of $1,000 or integral multiples of $1,000 Original Principal Amount. In this case, the Trustee may select the Senior Convertible Notes by lot, pro rata or by any other method the Trustee considers fair and appropriate. If a portion of a Holder's Senior Convertible Notes is selected for partial redemption and the Holder converts a portion of the Senior Convertible Notes, the converted portion will be deemed to be the portion selected for redemption.

     If this Senior Convertible Note has been converted to a semi-annual cash interest paying note following the occurrence of a Tax Event, the Redemption Price will be equal to the Restated Principal Amount plus accrued and unpaid interest (including Contingent Interest, if any) and Liquidated Damages, if any, from the date of such conversion to but not including the Redemption Date; but in no event will this Senior Convertible Note be redeemable before August 1, 2010.

     No Contingent Interest shall be payable on Senior Convertible Notes redeemed pursuant to this paragraph 5 on August 1, 2010 (or if August 1, 2010 is not a Business Day, on the following Business Day).

6.   Purchase by the Company at the Option of the Holder.

     Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, the Senior Convertible Notes held by such Holder on August 1 of 2010, 2013 and 2018 at a Purchase Price equal to 100% of the Accreted Principal Amount of such Senior Convertible Notes on the applicable Repurchase Date plus accrued and unpaid interest, including Contingent Interest, if any, and Liquidated Damages, if any, to but not including the Repurchase Date, upon delivery of a Repurchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Repurchase Date until the close of business on the third Business Day prior to such Repurchase Date and upon delivery of the Senior Convertible Notes to the Paying Agent by the Holder as set forth in the Indenture.

     If prior to a Repurchase Date this Senior Convertible Note has been converted to a semi-annual cash interest paying note following the occurrence of a Tax Event, the Purchase Price will be equal to the Restated Principal Amount plus accrued and unpaid cash interest, including Contingent Interest, if any, and Liquidated Damages, if any, from the date of conversion to the Repurchase Date but not including the Repurchase Date as provided in the Indenture.

     At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase in cash all or a portion of the Senior Convertible Notes in integral multiples of $1,000 Original Principal Amount held by such Holder no later than 60 Business Days after the occurrence of a Fundamental Change of the Company for a Fundamental Change Purchase Price equal to 100% of the Accreted Principal Amount of such Senior Convertible Notes plus accrued and unpaid interest, including Contingent Interest, if any, and Liquidated Damages, if any, to but not including the Fundamental Change Purchase Price Date, which Fundamental Change Purchase Price shall be paid in cash.

     Holders have the right to withdraw any Repurchase Notice or Fundamental Change Purchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

     Payment of the Purchase Price for a Senior Convertible Note for which a Repurchase Notice has been delivered and not withdrawn is conditioned upon book-entry transfer or delivery of such Senior Convertible Note, together with any necessary endorsements, to the Paying Agent at its office in the Borough of Manhattan, The City of New York, or any other office or the Paying Agent, at any time after delivery of the Repurchase Notice.

     If cash sufficient to pay the Purchase Price or Fundamental Change Purchase Price, as the case may be, of all Senior Convertible Notes or portions thereof to be purchased as of the Repurchase Date or the Fundamental Change Purchase Price Date, as the case may be, is deposited with the Paying Agent on the Business Day immediately following to the Repurchase Date or on the Fundamental Change Purchase Price Date, as the case may be, such Senior Convertible Notes (or portions thereof) will cease to be outstanding, the Accreted Principal Amount shall cease to increase, and cash interest, including Contingent Interest, if any, and Liquidated Damages, if any, shall cease to accrue on such Senior Convertible Notes (or portions thereof) on such Repurchase Date or Fundamental Change Purchase Price Date, as the case may be, and the Holder thereof shall have no other rights as such (other than the right to receive the Purchase Price or Fundamental Change Purchase Price, as the case may be, if any, upon surrender of such Senior Convertible Notes). This will be the case whether or not book-entry transfer of the Senior Convertible Note has been made or the Senior Convertible Note has been delivered to the Paying Agent.

7.   Conversion.

     CONVERSION BASED ON COMMON STOCK PRICE. Subject to the provisions of this paragraph 7 and notwithstanding the fact that any other condition to conversion described below has not been satisfied, Holders may convert the Senior Convertible Notes into Common Stock on a Conversion Date at any time starting with the first day of any calendar quarter commencing after September 30, 2003 if the Closing Sale Price of the Common Stock for at least 20 Trading Days in a period of 30 consecutive Trading Days ending on the last Trading Day of such preceding calendar quarter is greater than the conversion trigger price per share. The "conversion trigger price" for any calendar quarter shall be 120% of the accreted Conversion Price per share (as defined below) of Common Stock on the last Trading Day of such preceding calendar quarter. If the foregoing condition is satisfied, then the Senior Convertible Notes will be convertible at any time of the option of the Holder, through their maturity.

     The "ACCRETED CONVERSION PRICE" per share of Common Stock as of any day equals the quotient of:

     -    the Accreted Principal Amount on that day, divided by

     - the number of shares of Common Stock issuable upon conversion of $1,000 Original Principal Amount of Senior Convertible Notes on that day, subject to any adjustments to the Conversion Rate through that day.

     Beginning August 1, 2010, the accreted principal amount of a Senior Convertible Note will be equal to the Original Principal Amount of $ 1,000 increased daily by the annual rate of Six Month LIBOR plus 0.50%, reset on each Interest Reset Date.

     CONVERSION BASED ON TRADING PRICE OF SENIOR CONVERTIBLE NOTES. Subject to the provisions of this paragraph 7 and notwithstanding the fact that any other condition to conversion described below has not been satisfied, Holders may convert the Senior Convertible Notes, prior to August 1, 2020, into Common Stock during each of the five Business Day periods after any ten consecutive Trading Day period in which the Trading Price per $1,000 Original Principal Amount of the Senior Convertible Notes was less than 97% of the product of (i) the Closing Sale Price over the same ten day Trading Day period, and (ii) the number of shares of Common Stock issuable upon conversion of $1,000 Original Principal Amount of the Senior Convertible Notes. Upon conversion, the Company has the right to deliver cash or Common Stock.

     The "Trading Price" means, on any date, the average of the secondary market bid quotations for the Senior Convertible Notes obtained by the Trustee for $5,000,000 Original Principal Amount of Senior Convertible Notes at approximately 3:30 p.m., New York City time, on such date from three independent nationally recognized securities dealers selected by the Company; provided that if at least three such bids cannot reasonably be obtained by the Trustee, but two bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Trustee, one bid shall be used; and provided further that if the Trustee cannot reasonably obtain at least one bid for $5,000,000 Original Principal Amount of Senior Convertible Notes from a nationally recognized securities dealer or in the Company's reasonable judgment, the bid quotations are not indicative of the secondary market value of the Senior Convertible Notes, then the Trading Price per $1,000 Original Principal Amount of Senior Convertible Notes shall be deemed to be less than 97% of the product of: (a) the number of shares of Common Stock issuable upon conversion of $1,000 Original Principal Amount of Senior Convertible Notes, and
(b) the Closing Sale Price on such date.

     The Trustee (or other conversion agent appointed by the Company) shall have no obligation to determine the Trading Price unless the Company has requested such a determination; and the Company shall have no obligation to make such request unless a Holder provides it with reasonable evidence that the Trading Price per $1,000 Original Principal Amount of Senior Convertible Notes would be less than 97% of the product of the Closing Sale Price of Common Stock over the same ten Trading Day period and the number of shares of Common Stock issuable upon conversion of $1,000 Original Principal Amount of Senior Convertible Notes. If such evidence is provided, the Company shall instruct the Trustee (or other conversion agent) to determine the Trading Price of the Senior Convertible Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 Original Principal Amount of Senior Convertible Notes is greater than 97% of the product of the Closing Sale Price and the number of shares issuable upon conversion of $ 1,000 Original Principal Amount of the Senior Convertible Notes.

     CONVERSION UPON REDEMPTION. Subject to the provisions of this paragraph 7 and notwithstanding the fact that any other condition described herein to conversion has not been satisfied, a Holder may convert into Common Stock a Senior Convertible Note or portion of a Senior Convertible Note which has been called for redemption pursuant to paragraph 5 hereof, provided such Senior Convertible Notes are surrendered for conversion prior to the close of business on the Business Day immediately preceding the Redemption Date.

     CONVERSION UPON OCCURRENCE OF CERTAIN CORPORATE TRANSACTIONS. (a) Subject to the provisions of this paragraph 7 and notwithstanding the fact that any other condition described herein to conversion has not been satisfied, in the event the Company is a party to a consolidation, merger or binding share exchange or a transfer of all or substantially all of the Company's assets pursuant to which the Common Stock would be converted into cash, securities or other property as set forth in of the Indenture, the Senior Convertible Notes may be surrendered for conversion at any time from and after the date which is 15 days prior to the date announced by the Company as the anticipated effective time until 15 days after the actual effective date of such transaction, and at the effective time of such transaction the right to convert a Senior Convertible
Note into Common Stock will be deemed to have changed into a right to convert it into the kind and amount of cash, securities or other assets of the Company or another person which the Holder would have received if the Holder had converted its Senior Convertible Note into Common Stock immediately prior to the transaction. If such transaction also constitutes a Fundamental Change, a Holder will be able to require the Company to purchase all or a portion of such Holder's Senior Convertible Notes pursuant to Paragraph 6 and of the Indenture.

     (a) Subject to the provisions of this paragraph 7 and notwithstanding the fact that any other condition to conversion has not been satisfied, in the event that the Company declares a dividend or distribution described in Section 1.10(g)(ii) of the Indenture, or a dividend or a distribution described in
Section 1.10(g)(iv) of the Indenture where, the fair market value, per share, of such dividend or distribution per share of Common Stock, as determined in the Indenture, exceeds 10% of the Closing Sale Price of the Common Stock on the Business Day immediately preceding the date of declaration for such dividend or distribution or a Fundamental Change occurs other than pursuant to a transaction described in clause (a) hereof, the Senior Convertible Notes may be surrendered for conversion beginning on the date the Company gives notice to the Holders of such right, which shall not be less than 20 days prior to the Ex-Dividend Date for such dividend or distribution or which shall be within 20 days after the occurrence of such Fundamental Change, as the case may be, and Senior Convertible Notes may be surrendered for conversion at any time thereafter until the earlier of the close of business on the Business Day prior to the Ex-Dividend Date or until the Company announces that such dividend or distribution will not take place, with respect to a dividend or distribution, or within 30 days of such Fundamental Change Purchase Notice, in the case of such a Fundamental Change. No adjustment to the Conversion Rate or the ability of the Holders to convert this Senior Convertible Note will be made if the Company provides, as permitted in the Indenture, for Holders to participate in the transaction without conversion or in other cases specified in the Indenture.

     A Senior Convertible Note in respect of which a Holder has delivered a Repurchase Notice or Fundamental Change Purchase Notice exercising the option of such Holder to require the Company to purchase such Senior Convertible Note may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.

     The initial Conversion Rate is 16.2760 shares of Common Stock per $1,000 Original Principal Amount of each Senior Convertible Note, subject to adjustment for certain events described in the Indenture. The Company will deliver cash or a check in lieu of any fractional share of Common Stock. The ability to surrender Senior Convertible Notes for conversion will expire at the close of business on July 31, 2023.

     In the event the Company exercises its option pursuant to Section 1.03(h) of the Indenture to have, in lieu of having the Accreted Principal Amount increase, interest accrue on the Senior Convertible Note following a Tax Event, the Holder will be entitled on conversion to receive the same number of shares of Common Stock such Holder would have received if the Company had not exercised such option.

     Increases in the Accreted Principal Amount and cash interest (including Contingent Interest, if any, and interest payable upon the occurrence of a Tax Event, if any) will not be paid on Senior Convertible Notes that are converted, except accrued cash interest will be payable upon conversion of Senior Convertible Notes made concurrently with or after acceleration of Senior Convertible Notes following an Event of Default. Senior Convertible Notes surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall be entitled to receive such interest payable on such Senior Convertible Notes on the corresponding Interest Payment Date and, except Senior Convertible Notes to be redeemed within this period, Senior Convertible Notes surrendered for conversion during such periods must be accompanied by payment of an amount equal to the interest, including Contingent Interest, with respect thereto that the registered Holder is to receive.

     To exercise its conversion right, a Holder must (1) complete and manually sign the conversion notice (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Senior Convertible Note to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (4) pay any transfer or similar taxes, if required.

     A Holder may convert a portion of a Senior Convertible Note if the Original Principal Amount of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the Common Stock except as provided in the Indenture. On conversion of a Senior Convertible Note, increases in the Accreted Principal Amount or cash interest (or interest if the Company has exercised its option provided for in paragraph 9 hereof) attributable to the period from the Issue Date (or, if the Company has exercised the option referred to in paragraph 9 hereof, the later of (x) the date of such exercise and (y) the date on which interest was last paid) through the Conversion Date shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Senior Convertible Note being converted pursuant to the terms hereof, and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for increases in the Accreted Principal Amount or cash interest (or interest, if the Company has exercised its option provided for in paragraph 9 hereof) accrued through the Conversion Date, and the balance, if any, of such fair market value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the Issue Price of the Senior Convertible Note being converted pursuant to the provisions hereof.

     The Conversion Rate will be adjusted for dividends or distributions on Common Stock payable in Common Stock or other Capital Stock of the Company; subdivisions, combinations or certain reclassifications of Common Stock; distributions to all Holders of Common Stock of certain rights to purchase Common Stock for a period expiring within 60 days of the record date for such distribution at less than the current market price of the Common Stock at the time of the announcement of the distribution, distributions to such Holders of assets or debt securities of the Company or certain rights to purchase securities of the Company (including cash dividends or distributions) and payments in respect of a tender offer or exchange offer for Common Stock to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceed the current market price per share of Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer. However, no adjustment need be made if Senior Convertible Note Holders may participate in the transaction or in certain other cases. The Company from time to time may voluntarily increase the Conversion Rate.

     If the Company is a party to a consolidation, merger or binding share exchange or a transfer of all or substantially all of its assets, or upon certain distributions described in the Indenture, the right to convert a Senior Convertible Note into Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or another person.

     The Conversion Rate will not be adjusted for increases in the Accreted Principal Amount or accrued cash interest, Contingent Interest or Liquidated Damages, if any.

     If a Holder elects to convert all or a portion of a Senior Convertible Note into shares of Common Stock as set forth above, the Company may choose to satisfy all or any portion of its conversion obligations in cash as set forth in the Indenture.

8.   Conversion Arrangement on Call for Redemption.

     Any Senior Convertible Notes called for redemption, unless surrendered for conversion before the close of business on the Redemption Date, may be deemed to be purchased from the Holders of such Senior Convertible Notes at an amount not less than the Redemption Price, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Senior Convertible Notes from the Holders, to convert them into Common Stock of the Company and to make payment for such Senior Convertible Notes to the Trustee in trust for such Holders.

9.   Tax Event.

     From and after the date (the "Tax Event Date") of the occurrence of a Tax Event after August 1, 2010, the Company shall have the option to elect, by notice to the Trustee, in lieu of having Accreted Principal Amount increase, to have interest accrue and be paid in cash at the annual rate equal to Six Month LIBOR plus 0.50% reset on each Interest Reset Date; provided that such rate shall never be less than 0%, on a Restated Principal Amount per $1,000 Original Principal Amount (the "Restated Principal Amount") equal to the accrued Accreted Principal

Amount through the Tax Event Date or the date the Company exercises the option provided for in this paragraph 9, whichever is later (the "Option Exercise Date"). Such interest shall be payable semi-annually on February 1 and August 1 of each year to Holders of record at the close of business on January 15 and July 15 immediately preceding such interest payment date. Interest will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the Option Exercise Date.

     The Trustee shall notify Holders of Senior Convertible Notes within 15 days after the Option Exercise Date that the Company has exercised the option provided for in this paragraph.

10.  Defaulted Interest.

     Except as otherwise specified with respect to the Senior Convertible Notes, any defaulted interest on any Senior Convertible Note shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date or accrual date, as the case may be, by virtue of having been such Holder, and such defaulted interest may be paid by the Company as provided for in the Indenture.

11.  Denominations; Transfer; Exchange.

     The Senior Convertible Notes are in fully registered form, without coupons, in denominations of $1,000 of Original Principal Amount and integral multiples of $1,000. A Holder may transfer or exchange Senior Convertible Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Senior Convertible Notes selected for redemption (except, in the case of a Senior Convertible Note to be redeemed in part, the portion of the Senior Convertible Note not to be redeemed) or any Senior Convertible Notes in respect of which a Repurchase Notice or Designated Event notice has been given and not withdrawn (except, in the case of a Senior Convertible Note to be purchased in part, the portion of the Senior Convertible Note not to be purchased) or any Senior Convertible Notes for a period of 15 days before the mailing of a notice of redemption of Senior Convertible Notes to be redeemed.

12.  Persons Deemed Owners.

     The registered Holder of this Senior Convertible Note may be treated as the owner of this Senior Convertible Note for all purposes.

13.  Unclaimed Money or Securities.

     The Trustee and the Paying Agent shall return to the Company, upon written request any money or securities held by them for the payment of any amount with respect to the Senior Convertible Notes that remains unclaimed for two years, subject to applicable unclaimed property laws. After return to the Company Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

14.  Amendment; Waiver.

     Subject to certain exceptions, the Indenture or the Senior Convertible Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Senior Convertible Notes, and any existing default may be waived with the consent of the Holders of a majority in aggregate Accreted Principal Amount of the then outstanding Senior Convertible Notes.

     Without the consent of any Holder, the Indenture or the Senior Convertible Notes may be amended to: (s) cure any ambiguity or correct or supplement any defective or inconsistent provision contained in the Indenture, or make any other changes in the provisions of the Indenture which the Company and the Trustee may deem necessary or desirable provided such amendment does not materially and adversely affect the legal rights under the Indenture of the Holders of Senior Convertible Notes; (t) provide for uncertificated Senior Convertible Notes in addition to or in place of certificated Senior Convertible Notes; (u) provide for the assumption of the Company's obligations to Holders of Senior Convertible Notes in circumstances required under the Indenture; (v) provide for exchange rights of Holders of Senior Convertible Notes in certain circumstances; (w) reduce the Conversion Price; (x) evidence and provide for the acceptance of the appointment under the Indenture of a successor Trustee; (y) make any change that would provide any additional rights or benefits to the Holders of Senior Convertible Notes or that does not adversely affect the legal rights under the Indenture of any such Holder; or (z) comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA.

     Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Senior Convertible Notes held by a non-consenting Holder):
(a) reduce the percentage of Original Principal Amount of Senior Convertible Notes whose Holders must consent to an amendment, supplement or waiver; (b) reduce the principal of, or premium on, or change the Stated Maturity of any Senior Convertible Note or, except as permitted pursuant to clause (s), (v), (y) or (z) of the immediately preceding paragraph, alter the provisions with respect to the redemption or repurchase of the Senior Convertible Notes; (c) reduce the rate of or change the time for payment of interest, including Contingent Interest, defaulted interest, or Liquidated Damages, on any Senior Convertible Notes; (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest (including Contingent Interest, if any) or Liquidated Damages, if any, on the Senior Convertible Notes (except a rescission of acceleration of the Senior Convertible Notes by the Holders of at least a majority in aggregate Accreted Principal Amount of the Senior Convertible Notes and a waiver of the payment default that resulted from such acceleration); (e) make the principal of, or premium, if any, or interest (including Contingent Interest, if any) or Liquidated Damages, if any, on, any Senior Convertible Note payable in money other than as provided for in the Indenture and in the Senior Convertible Notes; (f) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Senior Convertible Notes to receive payments of principal of, premium, if any, or interest (including Contingent Interest, if any) or Liquidated Damages, if any, on the Senior Convertible Notes; (g) waive a redemption or repurchase payment with respect to any Senior Convertible Note; (h) except as permitted by the Indenture, increase the Conversion Price or modify the provisions of the Indenture relating to conversion of the Senior Convertible Notes in a manner adverse to the Holders; (i) make any change to the abilities of

Holders of Senior Convertible Notes to enforce their rights under the Indenture or the foregoing provisions of this paragraph 14 or this provision; (j) reduce the Redemption Price, Purchase Price or Fundamental Change Purchase Price of the Senior Convertible Notes; or (k) make any change that adversely affects the right to convert the Senior Convertible Notes.

15.  Defaults and Remedies.

     An Event of Default is: (a) default for 30 days or more in payment of any installment of interest (including contingent interest, if any) or Liquidated Damages, if any, on the Senior Convertible Notes; (b) default in payment of the principal of, or premium, if any, on the Senior Convertible Notes, when due at maturity, upon repurchase, upon acceleration or otherwise; (c) default in the Company's obligation to repurchase Senior Convertible Notes upon the Company's exercise of its repurchase option pursuant to Section 1.06 of the Indenture, upon the occurrence of a Fundamental Change pursuant to Section 1.07 of the Indenture or upon the exercise by a Holder of its option to require the Company to repurchase such Holder's Senior Convertible Notes pursuant to Section 1.08 of the Indenture; (d) default by the Company in its obligation to provide notice of a Fundamental Change.; (e) default in the Company's obligation to convert the Senior Convertible Notes upon exercise of a Holder's conversion rights pursuant to Section 1.10 of the Indenture; (f) default by the Company for 60 days or more after notice as provided in the Indenture in the observance or performance of any other covenants in the Indenture; (g) default by the Company under any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness of the Company for money borrowed which and shall result in more than $20,000,000 in principal amount of such indebtedness becoming declared due and payable, and such acceleration shall not have been rescinded, annulled or discharged within 30 days after notice is given as specified in the Indenture; or (h) certain events involving bankruptcy, insolvency or reorganization of the Company or any Material Subsidiary.

     If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate Accreted Principal Amount of the then outstanding Senior Convertible Notes may declare the unpaid principal of, premium, if any, and accrued and unpaid interest (including Contingent Interest, if any) and Liquidated Damages, if any, on all Senior Convertible Notes then outstanding to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy, insolvency, or reorganization with respect to the Company or any of its Material Subsidiaries, all outstanding Senior Convertible Notes become due and payable without further action or notice. Holders of Senior Convertible Notes may not enforce the Indenture or the Senior Convertible Notes except as provided in the Indenture. The Trustee may require an indemnity satisfactory to it before it enforces the Indenture or the Senior Convertible Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Senior Convertible Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, premium, if any, or interest (including Contingent Interest, if any) or Liquidated Damages, if applicable) if it determines that withholding notice is in their interests. The Company must furnish annual compliance certificates to the Trustee.

16.  Registration Rights Agreement.

     The Holder of this Senior Convertible Note is entitled to the benefits of a Registration Rights Agreement, dated August 4, 2003, between the Company and the Initial Purchasers (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement the Company has agreed for the benefit of the Holders of the Senior Convertible Notes and the Common Stock issued and issuable upon conversion of the Senior Convertible Notes, that (i) the Company will, at its cost, within 90 days after the Issue Date, file a shelf registration statement (the "Shelf Registration Statement") with the Securities and Exchange Commission (the "Commission") with respect to resales of the Senior Convertible Notes and the Common Stock issuable upon conversion thereof, (ii) the Company will use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective by the Commission under the Securities Act within 180 days after the Issue Date and (iii) the Company will use its reasonable best efforts to keep such Shelf Registration Statement continuously effective under the Securities Act until the earliest of (a) the second anniversary of the Issue Date or, if later, the second anniversary of the last date on which any Senior Convertible Notes are issued upon exercise of the Initial Purchasers' over-allotment option or, if later, the second anniversary of the last date on which any unregistered Common Stock is issued or issuable upon conversion of the Senior Convertible Notes, (b) the date on which the Senior Convertible Notes or the Common Stock issuable upon conversion thereof may be sold by persons who are not "affiliates" (as defined in Rule 144) of the Company pursuant to paragraph
(k) of Rule 144 (or any successor provision) promulgated by the Commission under the Securities Act, (c) the date as of which the Senior Convertible Notes or the Common Stock issuable upon conversion thereof have been transferred pursuant to Rule 144 under the Securities Act (or any similar provision then in force) and
(d) the date as of which all the Senior Convertible Notes or the Common Stock issuable upon conversion thereof have been sold pursuant to such Shelf Registration Statement.

     If the Shelf Registration Statement (i) is not filed with the Commission on or prior to 90 days, or (ii) has not been declared effective by the Commission within 180 days, after the Issue Date or (iii) is filed and declared effective but shall thereafter cease to be effective (without being succeeded immediately by a replacement shelf registration statement filed and declared effective) or cease to be usable (including, without limitation, as a result of a Suspension Period as defined below) for the offer and sale of Transfer Restricted Securities (as defined below) for a period of time (including any Suspension Period) which shall exceed 60 days in the aggregate in any 12-month period during the period beginning on the Issue Date and ending on or prior to the second anniversary of the Issue Date or, if later, the second anniversary of the last date on which any Senior Convertible Notes are issued upon exercise of the Initial Purchasers' overallotment option or, if later, the second anniversary of the last date on which any unregistered Common Stock is issued or issuable upon conversion of the Senior Convertible Notes (each such event referred to in clauses (i), (ii) and (iii) being referred to herein as a "Registration Default"), the Company will pay liquidated damages ("Liquidated Damages") to each Holder of Transfer Restricted Securities which has complied with its obligations under the Registration Rights Agreement. The amount of Liquidated Damages payable during any period in which a Registration Default shall have occurred and be continuing is that amount which is equal to one-quarter of one percent (25 basis points) per annum per $ 1,000 Original Principal Amount of Senior Convertible Notes constituting Transfer Restricted Securities for the first 90 days during which a Registration Default has occurred and is continuing and one-half of one percent (50 basis points) per annum per $1,000 Original Principal Amount of Senior Convertible Notes constituting Transfer Restricted Securities for any additional days during which such Registration Default has occurred and is continuing. The Company will pay all accrued Liquidated Damages by wire transfer of immediately available funds or by federal funds check on each Damages Payment Date (as defined in the Registration Rights Agreement), and Liquidated Damages will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Following the cure of a Registration Default, Liquidated Damages will cease to accrue with respect to such Registration Default.

     "Transfer Restricted Securities" means each Senior Convertible Note and each share of Common Stock issued on conversion thereof until the date on which such Senior Convertible Note or share, as the case may be, (i) has been transferred pursuant to the Shelf Registration Statement or another registration statement covering such Senior Convertible Note or share which has been filed with the Commission pursuant to the Securities Act, in either case after such registration statement has become and while such registration statement is effective under the Securities Act, (ii) has been transferred pursuant to Rule 144 under the Securities Act (or any similar provision then in force), or (iii) may be sold or transferred pursuant to Rule 144(k) under the Securities Act (or any similar provision then in force).

     Pursuant to the Registration Rights Agreement, the Company may suspend the use of the prospectus which is a part of the Shelf Registration Statement for a period not to exceed 30 days in any three-month period or for three periods not to exceed an aggregate of 90 days in any twelve-month period under certain circumstances (each, a "Suspension Period"); provided that the existence of a Suspension Period will not prevent the occurrence of a Registration Default or otherwise limit the obligation of the Company to pay Liquidated Damages.

     The above description of certain provisions of the Registration Rights Agreement is qualified by reference to, and is subject in its entirety to, the more complete description thereof contained in the Registration Rights Agreement.

17.  Trustee Dealings with the Company.

     Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Senior Convertible Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

18.  No Recourse Against Others.

     A director, officer, employee, agent, representative, stockholder or equity Holder, as such, of the Company shall not have any liability for any obligations of the Company under the Senior Convertible Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Senior Convertible Note, each Senior Convertible Note Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Senior Convertible Notes.

19.  Authentication.

     This Senior Convertible Note shall not be valid until an authorized signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Senior Convertible Note.

20.  Abbreviations.

     Customary abbreviations may be used in the name of a Senior Convertible Note Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

21.  GOVERNING LAW.

     THIS SENIOR CONVERTIBLE NOTE AND THE INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CHOICE OF LAW PRINCIPLES THEREOF.

     The Company will furnish to any Senior Convertible Note Holder upon written request and without charge a copy of the Indenture that has in it the text of this Senior Convertible Note in larger type. Requests may be made to:

          Bausch & Lomb Incorporated
          One Bausch & Lomb Place
          Rochester, New York  14604
          Attention:  Chief Financial Officer

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM--            as tenants in common

UNIF GIFT MIN ACT-   ______ Custodian ______
                     (Cust)          (Minor)

                     under Uniform Gifts to Minors Act

TEN ENT--            as tenants by the entireties

JT TEN-- as joint tenants with rights of survivorship and not as tenants in common ________________ (State)

Additional abbreviations may also be used though not on the above list.

                    CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                    OR REGISTRATION OF TRANSFER OF SECURITIES

     This Certificate relates to $_____________ principal amount of securities held in (check applicable space) ___ book-entry or ___ definitive form by _________________________ (the "Transferor").

The Transferor (check one box below):

     / / has requested the Trustee by written order to deliver, in exchange for its beneficial interest in the Global Security held by the Depositary, a security or securities in definitive, registered form of authorized denominations in an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

     / / has requested the Trustee by written order to exchange or register the transfer of a security or securities.

     In connection with any transfer of any of the securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act of 1933, the undersigned confirms that such securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

     (1)       / /     to the Company; or

     (2)       / /     pursuant to an effective registration statement under the
                       Securities Act of 1933; or

     (3)       / /     inside the United States to a "qualified institutional
                       buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

     (4)       / /     outside the United States in an offshore transaction
                       within the meaning of Regulation S under the Securities
                       Act in compliance with Rule 904 under the Securities Act of 1933; or

     (5)       / /     pursuant to another available exemption from registration
                       provided by Rule 144 under the Securities Act of 1933.

     Prior to the expiration of the period referred to in Rule 144(k), unless one of the boxes is checked, the Trustee will refuse to register any of the securities evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box

(4) or (5) is checked, the Trustee may require, prior to registering any such transfer of the securities, such legal opinions, certifications and other information satisfactory to the Company and the Trustee to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

                                        ----------------------------------------
                                        [INSERT NAME OF TRANSFEROR]


Dated:
      ----------------------------
      By:
         ----------------------------------------

                               SIGNATURE GUARANTEE

     Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in Principal Amount represented by this Global Security have been made:

                                                                       Principal Amount of          Signature of
                   Amount of decrease in    Amount of increase in     this Global Security      authorized signatory
                    Principal Amount of      Principal Amount of     following such decrease       of Trustee or
      Date         this Global Security     this Global Security           or increase          Securities Custodian
-------------      ---------------------    ---------------------   ------------------------    --------------------


                                 ASSIGNMENT FORM

To assign this security, fill in the form below:
I or we assign and transfer this security to

-------------------------------------------------------------------------
         (Print or type assignee's name, address and zip code)

-------------------------------------------------------------------------
          (Insert assignee's social security or tax I.D. No.)

and irrevocably appoint _____________________________________agent to transfer this security on the books of the Company. The agent may substitute another to act for him.

Date:                    Your Signature:
     --------------------               ------------------------------------

--------------------------------------------------------------------------------
      Sign exactly as your name appears on the other side of this security.

                            FORM OF CONVERSION NOTICE

To:  Bausch & Lomb Incorporated

     The undersigned registered Holder of this security hereby exercises the option to convert this security, or portion hereof (which is $1,000 principal amount or an integral multiple thereof) designated below, for shares of Common Stock of Bausch & Lomb Incorporated in accordance with the terms of the Indenture referred to in this security, and directs that the shares, if any, issuable and deliverable upon such conversion, together with any check for cash deliverable upon such conversion in lieu of fractional shares, and any securities representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If shares or any portion of this security not converted are to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

     This notice shall be deemed to be an irrevocable exercise of the option to convert this security.

Dated:


                                 -----------------------------------------------

                                 -----------------------------------------------
                                                 Signature(s)
                                 Signature(s) must be guaranteed by a
                                 commercial bank or trust company or a member firm of a major stock exchange if shares of Common Stock are to be issued, or securities to be delivered, other than to or in the name of the registered Holder.


                                 -----------------------------------------------
                                             Signature Guarantee

Fill in for registration of
shares if to be delivered, and
securities if to be issued
other than to and in the name
of registered Holder:

---------------------------------  Certificate No(s) of securities (not
(Name)                             required for Global Securities) _________

---------------------------------  Principal amount to be converted
(Street Address)                   (if less than all):  $______,000

---------------------------------  ---------------------------------------------
(City state and zip code)          Social Security or Other Taxpayer I.D. Number
Please print name and address

                   FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE

To:  Bausch & Lomb Incorporated

     The undersigned registered Holder of this security hereby acknowledges receipt of a notice from Bausch & Lomb Incorporated (the "Company") as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repurchase this security, or the portion hereof (which is $1,000 principal amount or a integral multiple thereof) designated below, in accordance with the terms and conditions specified in this security and the Indenture referred to in this security and directs that the check in payment for this security or the portion thereof and any securities representing any unrepurchased principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any portion of this security not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

Dated:


                                 -----------------------------------------------

                                 -----------------------------------------------
                                              Signature(s)
                                 Signature(s) must be guaranteed by a
                                 commercial bank or trust company or a member firm of a major stock exchange if securities are to be delivered, other than to or in the name of the registered Holder.

                                 -----------------------------------------------
                                              Signature Guarantee

Fill in for registration of shares if to be delivered, and securities if to be issued other than to and in the name of registered Holder:


---------------------------------  Certificate No(s) of securities (not required
(Name)                             for Global Securities) ____________________

---------------------------------  Principal amount to be purchased
(Street Address)                   (if less than all):  $______,000

---------------------------------  ---------------------------------------------
(City state and zip code)          Social Security or Other Taxpayer Number
Please print name and address

                            FORM OF REPURCHASE NOTICE

To:  Bausch & Lomb Incorporated

     The undersigned registered Holder of this security hereby acknowledges receipt of a notice from Bausch & Lomb Incorporated (the "Company") as to the Holder's option to require the Company to repurchase this security and requests and instructs the Company to repurchase this security, or the portion hereof (which is $1,000 principal amount or a integral multiple thereof) designated below, in accordance with the terms and conditions specified in this security and the Indenture referred to in this security and directs that the consideration in payment for this security or the portion thereof and any securities representing any unrepurchased principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. The Senior Convertible Notes shall be purchased as of the Repurchase Date pursuant to the terms and conditions specified in the Senior Convertible Notes and in the Indenture. In the event the Company elected, pursuant to the notice that it is required to give, to pay the Purchase Price in shares of Common Stock, but the Purchase Price is ultimately paid to the Holder entirely in cash because any of the conditions to payment of the Purchase Price, or any portion of the Purchase Price, in shares of Common Stock is not satisfied prior to the close of business on the last Business Day prior to the Repurchase Date, the undersigned elects1 [strike out the inapplicable election]: (A) to withdraw the purchase notice as to $_________ in aggregate principal amount of the Senior Convertible Notes to which it relates; or (B) to receive cash in respect of the entire Purchase Price for all Senior Convertible Notes subject to the purchase notice. If any portion of this security not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto. The term "consideration" as used within this paragraph shall mean cash or Common Stock.

Dated:


                                 -----------------------------------------------

                                 -----------------------------------------------
                                               Signature(s)
                                 Signature(s) must be guaranteed by a
                                 commercial bank or trust company or a member firm of a major stock exchange if securities are to be delivered, other than to or in the name of the registered Holder.

                                 -----------------------------------------------
                                            Signature Guarantee
Fill in for registration of securities if to be issued other than to and in the name of registered Holder:


---------------------------------  Certificate No(s) of securities (not required
(Name)                             for Global Securities) ____________________

---------------------------------  Principal amount to be purchased
(Street Address)                   (if less than all):  $______,000

---------------------------------  ---------------------------------------------
(City state and zip code)          Social Security or Other Taxpayer Number
Please print name and address

----------
(1) If a Holder fails to indicate its choice with respect to this election, such Holder will be deemed to have elected to receive cash in respect of the entire Purchase Price for all Senior Convertible Notes subject to the Company Purchase Notice in these circumstances.

                                    EXHIBIT B

                          CERTIFICATE OF AUTHENTICATION

     This is one of the securities of the series designated therein referred to in the within-mentioned Indenture.

                              CITIBANK, N.A.,
                                as Trustee

                              By:
                                   ---------------------------------------------
                                   Authorized Officer

                                    EXHIBIT C

                           PROJECTED PAYMENT SCHEDULE

                                                                                                  MARKET
                                                                                                 VALUE OF
                              PROJECTED                         ACCRETED      BOND PRINCIPAL      COVERT
                             STOCK PRICE      PROJECTED        PRINCIPAL        ACCRETED AT      FEATURE
               ACTUAL/360     (BASED ON     6 MONTHS LIBOR      VALUE OF        COMPARABLE      (BASED ON      NON CONTINGENT
    DATE         FACTOR        RETURN)      (ANNUAL RATE)     CONVERTIBLE          YIELD         PARITY)          PAYMENT
---------------------------------------------------------------------------------------------------------------------------------
 08/04/2003                   $  40.96          1.10%         $ 1,000.00        $ 1,000.00     $   666.66             --
 02/01/2004      0.503        $  42.78          1.17%         $ 1,000.00        $ 1,033.59     $   696.31         $  8.04
 08/01/2004      0.506        $  44.69          1.65%         $ 1,000.00        $ 1,068.39     $   727.45         $  8.46
 02/01/2005      0.511        $  46.71          2.01%         $ 1,000.00        $ 1,102.59     $   760.33         $ 11.01
 08/01/2005      0.503        $  48.79          2.75%         $ 1,000.00        $ 1,135.87     $   794.14         $ 12.63
 02/01/2006      0.511        $  51.00          3.24%         $ 1,000.00        $ 1,167.31     $   830.04         $ 16.62
 08/01/2006      0.503        $  53.27          3.74%         $ 1,000.00        $ 1,197.10     $   866.96         $ 18.81
 02/01/2007      0.511        $  55.67          4.18%         $ 1,000.00        $ 1,226.11     $   906.15         $ 21.65
 08/01/2007      0.503        $  58.15          4.42%         $ 1,000.00        $ 1,253.62     $   946.44         $ 23.53
 02/01/2008      0.511        $  60.78          4.78%         $ 1,000.00        $ 1,281.53     $   989.23         $ 25.14
 08/01/2008      0.506        $  63.50          4.88%         $ 1,000.00        $ 1,308.50     $ 1,033.46         $ 26.67
 02/01/2009      0.511        $  66.37          5.15%         $ 1,000.00        $ 1,336.38     $ 1,080.18         $ 27.50
 08/01/2009      0.503        $  69.32          5.28%         $ 1,000.00        $ 1,363.61     $ 1,128.22         $ 28.40
 02/01/2010      0.511        $  72.45          5.49%         $ 1,000.00        $ 1,391.79     $ 1,179.22         $ 29.53
 08/01/2010      0.503        $  75.67          5.54%         $ 1,000.00        $ 1,419.62     $ 1,231.66         $ 30.11
02/01/2011       0.511        $  79.09          5.70%         $ 1,030.85        $ 1,475.92     $ 1,287.34         $  0.00
 08/01/2011      0.503        $  82.61          5.69%         $ 1,062.97        $ 1,533.48     $ 1,344.58         $  0.00
 02/01/2012      0.511        $  86.35          5.81%         $ 1,096.61        $ 1,594.25     $ 1,405.37         $  0.00
 08/01/2012      0.506        $  90.21          5.97%         $ 1,131.58        $ 1,656.72     $ 1,468.21         $  0.00
 02/01/2013      0.511        $  94.29          6.06%         $ 1,168.98        $ 1,722.33     $ 1,534.58         $  0.00
 08/01/2013      0.503        $  98.48          6.03%         $ 1,207.53        $ 1,789.40     $ 1,602.82         $  0.00
 02/01/2014      0.511        $ 102.93          6.09%         $ 1,247.80        $ 1,860.21     $ 1,675.28         $  0.00
 08/01/2014      0.503        $ 107.51          6.12%         $ 1,289.11        $ 1,932.60     $ 1,749.78         $  0.00
 02/01/2015      0.511        $ 112.37          6.16%         $ 1,332.72        $ 2,009.02     $ 1,828.88         $  0.00
 08/01/2015      0.503        $ 117.36          6.33%         $ 1,377.31        $ 2,087.14     $ 1,901.21         $  0.00
 02/01/2016      0.511        $ 122.67          6.36%         $ 1,425.42        $ 2,169.61     $  1996.57         $  0.00
 08/01/2016      0.506        $ 128.15          6.38%         $ 1,474.84        $ 2,254.38     $ 2,085.84         $  0.00
 02/01/2017      0.511        $ 133.95          6.38%         $ 1,526.67        $ 2,343.38     $ 2,180.14         $  0.00
 08/01/2017      0.503        $ 139.90          6.39%         $ 1,579.49        $ 2,434.36     $ 2,277.09         $  0.00
 02/01/2018      0.511        $ 146.23          6.38%         $ 1,635.07        $ 2,530.40     $ 2,380.03         $  0.00
 08/01/2018      0.503        $ 152.73          6.47%         $ 1,691.62        $ 2,628.56     $ 2,485.86         $  0.00
 02/01/2019      0.511        $ 159.64          6.45%         $ 1,751.86        $ 2,732.18     $ 2,598.24         $  0.00
 08/01/2019      0.503        $ 166.74          6.43%         $ 1,813.06        $ 2,838.08     $ 2,713.78         $  0.00
 02/01/2020      0.511        $ 174.27          6.40%         $ 1,877.27        $ 2,949.87     $ 2,836.46         $  0.00
 08/01/2020      0.506        $ 182.07          6.37%         $ 1,942.77        $ 3,064.75     $ 2,963.30         $  0.00
 02/01/2021      0.511        $ 190.30          6.34%         $ 2,011.02        $ 3,185.36     $ 3,097.26         $  0.00
 08/01/2021      0.503        $ 198.76          6.30%         $ 2,080.17        $ 3,308.62     $ 3,234.99         $  0.00
 02/01/2022      0.511        $ 207.74          6.265         $ 2,152.51        $ 3,438.72     $ 3,381.23         $  0.00
 08/01/2022      0.503        $ 216.98          6.22%         $ 2,225.71        $ 3,571.67     $ 3,531.59         $  0.00
 02/01/2023      0.511        $ 226.79          6.18%         $ 2,302.19        $ 3,712.00     $ 3,691.25         $  0.00
 08/01/2023      0.503        $ 236.88          6.06%         $ 2,379.48        $ 3,855.39     $ 3,855.39         $  0.00
                                                                                                             -------------------
                                                                                                                   288.12
                                                                                                             -------------------


                                                                                                                 PRESENT
                                                                            DISCOUNT FACTOR   PRESENT VALUE     VALUE OF
                                              PAYMENT UPON       TOTAL           USING             OF             TOTAL
                CONTINGENT                   CONVERSION PRI    PROJECTED      COMPARABLE       CONTINGENT       PROJECTED
    DATE         PAYMENT      TAX DEDUCTION   TO MATURITY      PAYMENTS          YIELD           PAYMENT        PAYMENTS
---------------------------------------------------------------------------------------------------------------------------
 08/04/2003            --                               -             -               -                                -
 02/01/2004      $   0.00       $    41.63              -    $     8.04          0.9600          $  0.00        $   7.72
 08/01/2004      $   0.00       $    43.27              -    $     8.46          0.9215          $  0.00        $   7.80
 02/01/2005      $   0.00       $    45.21              -    $    11.01          0.8840          $  0.00        $   9.74
 08/01/2005      $   0.00       $    45.90              -    $    12.63          0.8487          $  0.00        $  10.72
 02/01/2006      $   0.00       $    48.07              -    $    16.62          0.8143          $  0.00        $  13.54
 08/01/2006      $   0.00       $    48.60              -    $    18.81          0.7817          $  0.00        $  14.70
 02/01/2007      $   0.00       $    50.66              -    $    21.65          0.7500          $  0.00        $  16.23
 08/01/2007      $   0.00       $    51.04              -    $    23.53          0.7200          $  0.00        $  16.94
 02/01/2008      $   0.00       $    53.05                   $    25.14          0.6908          $  0.00        $  17.37
 08/01/2008      $   0.00       $    53.64              -    $    26.67          0.6630          $  0.00        $  17.68
 02/01/2009      $   0.00       $    55.38              -    $    27.50          0.6361          $  0.00        $  17.49
 08/01/2009      $   0.00       $    55.63              -    $    28.40          0.6107          $  0.00        $  17.35
 02/01/2010      $   0.00       $    57.71              -    $    29.53          0.5859          $  0.00        $  17.30
 08/01/2010      $   0.00            57.94              -    $    30.11          0.5625          $  0.00        $  16.94
 02/01/2011      $   3.78       $    60.08              -    $     3.78          0.5396          $  2.04        $   2.04
 08/01/2011      $   3.88       $    61.44              -    $     3.88          0.5181          $  2.01        $   2.01
 02/01/2012      $   4.12       $    64.90              -    $     4.12          0.4970          $  2.05        $   2.05
 08/01/2012      $   4.26       $    66.74              -    $     4.26          0.4771          $  2.03        $   2.03
 02/01/2013      $   4.50       $    70.11              -    $     4.50          0.4577          $  2.06        $   2.06
 08/01/2013      $   4.63       $    71.70              -    $     4.63          0.4394          $  2.03        $   2.03
 02/01/2014      $   4.92       $    75.73              -    $     4.92          0.4216          $  2.07        $   2.07
 08/01/2014      $   5.05       $    77.44              -    $     5.05          0.4047          $  2.05        $   2.05
 02/01/2015      $   5.37       $    81.79              -    $     5.37          0.3883          $  2.08        $   2.08
 08/01/2015      $   5.52       $    83.64              -    $     5.52          0.3728          $  2.06        $   2.06
 02/01/2016      $   5.86       $    88.33              -    $     5.86          0.3576          $  2.09        $   2.09
 08/01/2016      $   6.06       $    90.82              -    $     6.06          0.3433          $  2.08        $   2.08
 02/01/2017      $   6.40       $    95.41              -    $     6.40          0.3293          $  2.11        $   2.11
 08/01/2017      $   6.58       $    97.56              -    $     6.58          0.3162          $  2.08        $   2.08
 02/01/2018      $   6.98       $   103.02              -    $     6.98          0.3033          $  2.12        $   2.12
 08/01/2018      $   7.18       $   105.34              -    $     7.18          0.2912          $  2.09        $   2.09
 02/01/2019      $   7.62       $   111.14              -    $     7.62          0.2794          $  2.13        $   2.13
 08/01/2019      $   7.84       $   113.74              -    $     7.84          0.2682          $  2.10        $   2.10
 02/01/2020      $   8.32       $   120.11              -    $     8.32          0.2573          $  2.14        $   2.14
 08/01/2020      $   8.60       $   123.48              -    $     8.60          0.2470          $  2.12        $   2.12
 02/01/2021      $   9.09       $   129.70              -    $     9.09          0.2370          $  2.15        $   2.15
 08/01/2021      $   9.34       $   132.61              -    $     9.34          0.2275          $  2.13        $   2.13
 02/01/2022      $   9.92       $   140.02              -    $     9.92          0.2182          $  2.17        $   2.17
 08/01/2022      $  10.20       $   143.15              -    $    10.20          0.2095          $  2.14        $   2.14
 02/01/2023      $  10.83       $   151.15              -    $    10.83          0.2010          $  2.18        $   2.18
 08/01/2023      $  11.14       $   154.53     $ 3,855.39    $ 3,866.53          0.1930          $  2.15        $ 746.17
                 -------------------------------------------------------------------------------------------------------
                 $ 177.99       $ 3,321.50     $ 3,855.39    $ 4,321.50         TOTAL PV         $ 54.46       $1,000.00
                 -------------------------------------------------------------------------------------------------------

                                       C-1